UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

THE BLACK & DECKER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Notice Of Annual Meeting Of Stockholders

The 2003 Annual Meeting of Stockholders of The Black & Decker Corporation will be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland 21204, on April 29, 2003, at 9:30 a.m., eastern time, for the following purposes:

1.	To elect eight directors to serve until the next annual meeting;

2.	To ratify the selection of Ernst & Young LLP as Black & Decker’s independent auditor;

3.	To approve The Black & Decker 2003 Stock Option Plan;

4.	To act on two stockholder proposals; and

5.	To conduct any other business properly brought before the meeting.

Stockholders of record at the close of business on February 18, 2003, will be entitled to vote at the meeting or any adjournments of the meeting.

Your vote is important to us.    We encourage you to vote as soon as possible by one of three convenient methods:

•	call the toll-free number listed on the proxy card, or

•	access the Internet site listed on the proxy card, or

•	sign, date, and return the proxy card in the envelope provided.

Your Board of Directors recommends a vote “for” each of the nominees included in the Proxy Statement, “for” proposals 2 and 3, and “against” the stockholder proposals.

By Order of the Board of Directors

Barbara B. Lucas

Senior	Vice President — Public Affairs and Corporate Secretary

March 11, 2003

Proxy Statement

The Notice of Annual Meeting, this Proxy Statement, the enclosed proxy card, and the Annual Report of The Black & Decker Corporation, including the Annual Report on Form 10-K that includes the Consolidated Financial Statements for the year ended December 31, 2002, are being sent beginning March 11, 2003, to stockholders of record at the close of business on February 18, 2003 (the “Record Date”). On the Record Date, there were 78,594,593 shares of common stock outstanding held by 13,991 stockholders of record. Each share of common stock entitles the holder to one vote.

The Board of Directors is soliciting proxies to be voted at the 2003 Annual Meeting of Stockholders to be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland 21204, on April 29, 2003, at 9:30 a.m., eastern time. You may vote your shares by: (1) calling the toll-free number listed on the enclosed proxy card; (2) accessing the Internet site listed on the proxy card; (3) signing the enclosed proxy card and returning it in the enclosed envelope; or (4) attending the meeting in person and voting by ballot at the meeting. You may revoke your proxy, whether given by signing the enclosed proxy card or by using the telephone or Internet procedure, at any time before it is exercised by: (1) delivering written notice of revocation to Black & Decker’s Corporate Secretary; (2) delivering another proxy that is properly signed and has a later date; (3) voting by telephone or through the Internet on a later date; or (4) voting in person at the meeting. Voting by mail using the enclosed proxy card, by telephone, or by accessing the Internet does not limit your right to attend the meeting and change your vote by ballot at the meeting.

The telephone and Internet voting procedures are designed to authenticate your vote using the special control number assigned to you and listed on the enclosed proxy card or sent to you by e-mail if you chose to receive your proxy online. These methods allow stockholders to vote and to confirm that their instructions have been properly recorded. Your telephone or Internet instructions will authorize the persons named as Proxies to vote your shares as you direct.

Upon request, Black & Decker will supply proxy materials to brokerage houses and other custodians, nominees, and fiduciaries for distribution to beneficial owners of Black & Decker shares and will reimburse them for their distribution expenses. Black & Decker has hired a proxy solicitation firm, D. F. King & Co., Inc., to assist in the solicitation of proxies and has agreed to pay D. F. King approximately $13,000 and to reimburse its expenses. The solicitation of proxies is being made by mail, and also may be made personally, electronically, or by telephone by Black & Decker employees and representatives of D. F. King.

In accordance with a notice sent to eligible beneficial owners of Black & Decker shares who share a single address, only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank, or nominee received contrary instructions from any beneficial stockholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If a beneficial owner at that address wishes to receive an Annual Report or Proxy Statement this year or in the future, he or she may contact the Corporate Secretary at 410-716-3900 or at 701 East Joppa Road, Towson, Maryland 21286.

Black & Decker’s principal executive office is at 701 East Joppa Road, Towson, Maryland 21286, and its telephone number is 410-716-3900.

VOTING SECURITIES

On the Record Date, to Black & Decker’s knowledge, no one other than the stockholder listed in the following table beneficially owned more than 5% of the outstanding shares of its common stock.

Name	Title of Class	Amount of Beneficial Ownership	Percent of Class

FMR Corp.(1)	Common Stock	7,214,256 shares(2)	9.18%
82 Devonshire Street
Boston, Massachusetts 02109

(1)	The Schedule 13G, as amended, filed by FMR Corp. included Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., as reporting persons. According to the Schedule 13G, FMR Corp. has sole voting power for 193,776 shares and sole investment power for 7,214,256 shares.
(2)	Includes 7,002,580 shares (or 8.91% of outstanding common stock) beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

ELECTION OF DIRECTORS

Eight directors will be elected to hold office until their successors are elected and qualified. The presence, in person or by proxy, of the record holders of a majority of the shares of stock entitled to be voted at the meeting constitutes a quorum for the conduct of business. If a quorum is present, the affirmative vote of the record holders of a majority of the shares of stock represented at the meeting in person or by proxy is necessary to elect directors. Abstentions will be treated as shares represented at the meeting and will have the same effect as votes against a director. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

Nolan D. Archibald

Chairman, President, and Chief Executive Officer

The Black & Decker Corporation

Mr. Archibald received an undergraduate degree from Weber State University in 1968 and a master of business administration degree from Harvard Business School in 1970. After serving in various executive positions with Conroy, Inc., Mr. Archibald became vice president of marketing for the Airstream Division of Beatrice Companies, Inc. in 1977. His subsequent positions at Beatrice included president of Del Mar Window Coverings, president of Stiffel Lamp Company, and president of the Home Products Division. In 1983, he was elected a senior vice president of Beatrice and president of the Consumer and Commercial Products Group. Mr. Archibald left Beatrice and was elected president and chief operating officer of Black & Decker in 1985 and chief executive officer in 1986. He has served continuously in the additional position of chairman of the board since 1987.

Mr. Archibald, who is 59, was first elected a director of Black & Decker in 1985. He also serves as a director of Brunswick Corporation and Lockheed Martin Corporation.

Norman R. Augustine

Retired Chairman and Chief Executive Officer

Lockheed Martin Corporation

Mr. Augustine received a bachelor of science degree in 1957 and a master of science degree in 1959, both in aeronautical engineering, from Princeton University. After serving in various capacities with Douglas Aircraft Company and Vought Missiles and Space Company, he joined the United States Department of Defense, where he served as Undersecretary of the Army. Mr. Augustine joined Martin Marietta Corporation, a predecessor of Lockheed Martin Corporation, in 1977 as vice president of Aerospace Technical Operations, became a director in 1986, and rose to the position of chairman of the board and chief executive officer in 1988. Following the merger of Martin Marietta and Lockheed Corporation in 1995, he served as president of Lockheed Martin Corporation and later as chairman of the board and chief executive officer. From 1997 through 1999, Mr. Augustine was a lecturer with the rank of Professor on the faculty of Princeton University.

Mr. Augustine, who is 67, was first elected a director of Black & Decker in 1997. He also serves as a director of Lockheed Martin Corporation, ConocoPhillips Company, and Procter & Gamble Co.

Barbara L. Bowles

Chairman and Chief Executive Officer

The Kenwood Group, Inc.

Ms. Bowles received an undergraduate degree from Fisk University in 1968 and a master of business administration degree from the University of Chicago in 1971. Following graduation, she held various positions at First National Bank of Chicago, including vice president of trust investments. From 1981 to 1984, Ms. Bowles was assistant vice president and director of investor relations for Beatrice Companies, Inc. In 1984, she joined Kraft, Inc., where she served as corporate vice president until 1989. Ms. Bowles was president and chief executive officer, and is currently chairman of the board and chief executive officer, of The Kenwood Group, Inc., an investment advisory firm that she founded in 1989.

Ms. Bowles, who is 55, was first elected a director of Black & Decker in 1993. She also serves as a director of Wisconsin Energy Corporation, Georgia-Pacific Corporation, Dollar General Corporation, the Chicago Urban League, and the Children’s Memorial Hospital of Chicago.

M. Anthony Burns

Retired Chairman, President, and Chief Executive Officer

Ryder System, Inc.

Mr. Burns received an undergraduate degree from Brigham Young University in 1964 and a master of business administration degree from the University of California at Berkeley in 1965. After nine years with Mobil Oil Corporation, he joined Ryder System, Inc. in 1974. He was elected president and chief operating officer and a director of Ryder in 1979, chief executive officer in 1983, and chairman of the board in 1985. He retired as chief executive officer in 2000 and as chairman and member of the board in May 2002.

Mr. Burns, who is 60, was first elected a director of Black & Decker in 2001. He also serves as a director of J. P. Morgan Chase & Co., Pfizer Inc., and J. C. Penney Company, Inc. He is a trustee of the University of Miami in Florida and is active in cultural and civic organizations in Florida.

Kim B. Clark

Dean of the Faculty and

George F. Baker Professor of Administration

Harvard Business School

Mr. Clark received an undergraduate degree, a master of arts degree, and a doctoral degree in economics from Harvard University. He has been a member of the Harvard faculty since 1978. Currently, Dean Clark’s research is focused on modularity in design and the integration of technology and competition in industry evolution, with a particular focus on the computer industry. He and Carliss Baldwin are co-authors of Design Rules: The Power of Modularity (MIT Press, 2000).

Mr. Clark, who is 54, is proposed for election as a director of Black & Decker for the first time. He also serves as a director of JetBlue Airways Corporation and FleetBoston Financial Corporation.

Manuel A. Fernandez

Chairman Emeritus

Gartner Group, Inc.

Mr. Fernandez received an undergraduate degree in electrical engineering from the University of Florida in 1967 and completed post-graduate studies in electrical engineering at that university in 1969. He also completed post-graduate work in business administration at the Florida Institute of Technology. He held various positions with ITT, Harris Corporation, and Fairchild Semiconductor Corporation before becoming president of Zilog Incorporated in 1979. In 1982, he joined Gavilan Computer Corporation as president and chief executive officer and, in 1984, became president and chief executive officer of DataQuest, Inc., an information technology service company. From 1991, he served as president, chairman of the board, and chief executive officer of Gartner Group, and was elected chairman emeritus in 2001. Since 1998, he also has been the managing director of SI Ventures, a venture capital firm.

Mr. Fernandez, who is 56, was first elected a director of Black & Decker in 1999. He also serves as a director of Brunswick Corporation and several private companies and foundations and is a trustee of the University of Florida.

Benjamin H. Griswold, IV

Senior Chairman

Deutsche Bank Securities Inc.

Mr. Griswold received an undergraduate degree from Princeton University in 1962 and a master of business administration degree from Harvard Business School in 1967. He joined Alex. Brown & Sons in 1967, became a partner of the firm in 1972, was elected vice chairman of the board and director in 1984, and became chairman of the board in 1987. Upon the acquisition of Alex. Brown by Bankers Trust New York Corporation in 1997, he became senior chairman of BT Alex. Brown, and upon the acquisition of Bankers Trust by Deutsche Bank in 1999, he became senior chairman of Deutsche Banc Alex. Brown, the predecessor of Deutsche Bank Securities Inc.

Mr. Griswold, who is 62, was first elected a director of Black & Decker in 2001. He also serves as a director of Baltimore Life Insurance Company and is a trustee of Johns Hopkins University.

Anthony Luiso

Retired President-Campofrio Spain

Campofrio Alimentacion, S.A.

Mr. Luiso received an undergraduate degree from Iona College in 1967 and a master of business administration degree from the University of Chicago in 1982. Upon graduation from college, he was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. Mr. Luiso held various positions at Beatrice, including president and chief operating officer of the International Food Division and president and chief operating officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become group vice president and chief operating officer of the Foodservice Group of International Multifoods Corporation and served as chairman of the board, president, and chief executive officer of that corporation until 1996. He served as executive vice president of Tri Valley Growers during 1998. In 1999, he joined Campofrio Alimentacion, S.A., the leading processed meat-products company in Spain, as president-international and subsequently served as president Campofrio Spain through 2001.

Mr. Luiso, who is 59, was first elected a director of Black & Decker in 1988.

BOARD OF DIRECTORS

Independent Directors    The Board has determined that all current directors, other than Mr. Archibald, who is a full-time employee of the Corporation, are “independent directors” as defined under the current and proposed rules of the New York Stock Exchange (“NYSE”). Mr. Clark also meets all of the requirements to become an independent director.

Compensation of Directors    Non-management directors receive an annual retainer of $140,000, consisting of shares of common stock with a value of $70,000 under The Black & Decker Non-Employee Directors Stock Plan (the “Directors Stock Plan”) and $70,000 in cash. Committee Chairs and members of the Audit Committee receive an additional retainer of $10,000 in cash. No separate meeting fees are paid. Directors have the option to receive their cash fees in shares of common stock or to defer all or a portion of their fees in the form of “phantom shares.”

Black & Decker provides $100,000 of term life insurance for each director who is not an employee and $200,000 of accident insurance coverage during each day that a director travels in connection with Black & Decker’s business.

Black & Decker provides retirement benefits to directors who were elected prior to 1994 and retire after having served for five or more years. The annual amount of the benefit is $15,000 (one-half of the annual retainer on the date the retirement plan was closed to newly elected directors). Retirement benefits are paid in monthly installments to the director or the director’s surviving spouse until: (1) the number of monthly payments made equals the number of months of service by the director; (2) 120 monthly payments have been made; or (3) the last day of the month following the death of the individual entitled to the payments, whichever occurs first. The retirement benefit is based only on service as a non-management director, and no director first elected after 1993 may participate.

During 2002, the Board of Directors met five times. All directors attended 75% or more of the total number of meetings of the Board and Board committees on which they served.

Committees    The Board has five committees: Executive, Audit, Compensation, Corporate Governance, and Finance. During 2002, the Compensation and Corporate Governance Committees were formed to perform functions previously performed by the Organization Committee. All committees other than the Executive Committee are composed of non-management directors. The charter of each committee is available on Black & Decker’s Web site (www.bdk.com).

Executive Committee    The Executive Committee is currently composed of Nolan D. Archibald (Chairman), Norman R. Augustine, Malcolm Candlish, Manuel A. Fernandez, and Anthony Luiso. The Executive Committee meets when required during intervals between meetings of the Board and has authority to exercise all of the powers of the Board except as limited by the Maryland General Corporation Law. The Committee did not meet during 2002.

Audit Committee    The Audit Committee, which is currently composed of Malcolm Candlish (Chairman), Norman R. Augustine, Barbara L. Bowles, and M. Anthony Burns, each of whom is independent within the meaning of the current and proposed rules of the NYSE, met five times during 2002. The Audit Committee operates under a written charter adopted by the Board. Its functions and qualifications for membership are set forth in its charter, a copy of which is attached as Exhibit A to this Proxy Statement. The Board amended the Audit Committee’s charter to comply with the recently enacted Sarbanes-Oxley Act of 2002, related rules adopted by the Securities and Exchange Commission (the “SEC”), and corporate governance rules proposed by the NYSE. The Board has determined that Mr. Burns is an “audit committee financial expert” as defined by rules adopted by the SEC and is independent. The Board and the Audit Committee have adopted a Code of Ethics for Senior Financial Officers that applies to Black & Decker’s Chief Executive Officer, Chief Financial Officer, and Controller.

Compensation Committee    The Compensation Committee, which succeeded to the compensation functions of the Organization Committee in August 2002, is currently composed of Anthony Luiso (Chairman), Manuel A. Fernandez, and Benjamin H. Griswold, IV. The Compensation Committee met twice in 2002. Its predecessor committee met three times in 2002. The Compensation Committee assists the Board in matters relating to executive compensation, establishes goals for the award of incentive or performance-based compensation, administers Black & Decker’s stock option and similar plans, and monitors the performance of executive officers.

Corporate Governance Committee    The Corporate Governance Committee, which succeeded to the corporate governance functions of the Organization Committee in August 2002, is currently composed of Manuel A. Fernandez (Chairman), Barbara L. Bowles, and Benjamin H. Griswold, IV. The Corporate Governance Committee met twice during 2002. Its predecessor committee met three times in 2002. The Corporate Governance Committee identifies individuals qualified to become directors, recommends to the Board a slate of director-nominees for the next annual meeting of stockholders, recommends members of the standing committees, and develops and recommends to the Board corporate governance principles.

Finance Committee    The Finance Committee, which is currently composed of Norman R. Augustine (Chairman), M. Anthony Burns, Malcolm Candlish, and Anthony Luiso, met five times during 2002. The Finance Committee monitors generally the financial performance of Black & Decker, recommends dividends, reviews and recommends offerings of Black & Decker’s securities, and reviews Black & Decker’s investments.

Non-Management Directors    Other than Mr. Archibald, who is a full-time employee of the Corporation, all current directors are non-management directors, and, upon election to the Board, Mr. Clark also will be a non-management director. The non-management directors meet in executive session at the end of each regular Board meeting. The persons who chair the Audit, Compensation, Corporate Governance, and Finance Committees serve in rotation according to seniority as the presiding director of the executive sessions. Interested persons wishing to make their concerns known to the presiding director or to the non-management directors as a group may contact them at the following address:

Presiding Director [or Non-Management Directors]

c/o Corporate Secretary

The Black & Decker Corporation

701 East Joppa Road

Towson, MD 21286

Nomination of Directors    Only persons nominated in accordance with Black & Decker’s bylaws are eligible for election as directors. Nominations may be made at the stockholders’ meeting only by the Board, by a nominating committee or person appointed by the Board, or by a stockholder who is entitled to vote and follows the procedures described below.

A stockholder may nominate a person for election as a director by sending a written notice to the Corporate Secretary at 701 East Joppa Road, Towson, Maryland 21286, that is received not less than 90 days nor more than 110 days prior to the meeting. If Black & Decker provides less than 100 days’ notice of the date of the meeting, the stockholder’s notice must be received no later than the close of business on the tenth day after the meeting notice was mailed or the public disclosure was made, whichever occurred first. The stockholder’s notice must include: (1) the name, age, business address, and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the number of shares of common stock owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors according to Regulation 14A under the Securities Exchange Act of 1934. The stockholder also must include the stockholder’s name and address and the number of shares of common stock owned by the stockholder. Black & Decker may require any proposed nominee to furnish other information that may be necessary to determine the nominee’s eligibility to serve as a director. If the chairman of the meeting determines that a nomination was not made in accordance with these procedures, the chairman will announce this at the meeting, and the nomination will be disregarded.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require that Black & Decker disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received, or written representations from reporting persons that they were not required to file a Form 5, Black & Decker believes that, during 2002, all reports required under Section 16(a) of the Securities Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis.

SECURITY OWNERSHIP OF MANAGEMENT

The Board has adopted a stock ownership policy for principal executive officers, the primary purpose of which is to strike a balance between the objectives of stock ownership and individual financial planning. The policy provides for minimum share ownership targets ranging from shares having a market value of two times the base salary of certain officers to five times the base salary of the chief executive officer. Until the minimum share-ownership target is met, an officer is expected to retain at least 50% of the net shares received under stock-based compensation plans. The policy does not apply to officers who are 60 years of age or older.

The following table shows the number of shares of Black & Decker common stock beneficially owned on the Record Date by each director-nominee, each named executive officer, and all current directors and executive officers as a group. Other than Mr. Archibald, who beneficially owns 1.05% of the outstanding shares of common stock, each director and named executive officer beneficially owns less than 1% of the outstanding shares of common stock, and all current directors and executive officers as a group beneficially own 3.88% of the outstanding shares of common stock. The table also includes: (1) shares of common stock that directors and executive officers have the right to acquire within 60 days of the Record Date, including shares that they have the right to acquire by exercising stock options; and (2) stock units that have been deferred by directors, but ultimately will be paid in shares of common stock under the Directors Stock Plan. The stock units are not entitled to be voted and may not be transferred, but have been listed in the table because they represent part of the total economic interest of the directors in Black & Decker stock.

	Number of Shares Beneficially Owned

Nolan D. Archibald	824,155	(1)

Norman R. Augustine	26,054	(2)

Barbara L. Bowles	21,500	(3)

M. Anthony Burns	7,458	(4)

Malcolm Candlish	27,009	(3,5)

Kim B. Clark	0

Charles E. Fenton	181,119	(6)

Manuel A. Fernandez	17,732	(7)

Benjamin H. Griswold, IV	20,207	(8)

Paul A. Gustafson	198,413	(9)

Anthony Luiso	29,252	(3,10)

Michael D. Mangan	126,439	(11)

Paul F. McBride	555,500	(12)

All Directors and Executive Officers as a Group (25 persons)	3,048,770	(13)

(1)	Includes 500,000 shares that may be acquired within 60 days of the Record Date by exercising stock options. Also includes 3,277 shares held under the Retirement Savings Plan and 91,729 shares held by or for the benefit of members of Mr. Archibald’s immediate family as to which Mr. Archibald has sole or shared voting or investment power.
(2)	Includes 14,500 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under The 1995 Stock Option Plan for Non-Employee Directors (the “Directors Stock Option Plan”). Also includes 6,554 stock units held for the benefit of Mr. Augustine in a deferred compensation account under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Augustine.
(3)	Includes 17,500 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan.
(4)	Includes 5,833 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan.
(5)	Includes 8,350 shares owned by a revocable trust over which Mr. Candlish has voting and investment power in his capacity as a settlor and a trustee. Also includes 1,159 stock units held for the benefit of Mr. Candlish in a deferred compensation account under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Candlish.
(6)	Includes 1,874 shares held under the Retirement Savings Plan and 149,000 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(7)	Includes 12,500 shares that may be acquired within 60 days of the Record Date by exercising options granted under the Directors Stock Option Plan. Also includes 5,232 stock units held for the benefit of Mr. Fernandez in a deferred compensation account under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Fernandez.
(8)	Includes 4,375 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan.
(9)	Includes 4,414 shares held under the Retirement Savings Plan and 177,375 shares that may be acquired within 60 days of the Record Date by exercising stock options. Also includes 50 shares held for the benefit of a member of Mr. Gustafson’s immediate family.
(10)	Includes 6,752 stock units held for the benefit of Mr. Luiso in a deferred compensation account under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Luiso.
(11)	Includes 189 shares held under the Retirement Savings Plan and 118,750 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(12)	Includes 550,000 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(13)	Includes 22,673 shares held for the account of the executive officers under the Retirement Savings Plan and 2,516,383 shares that executive officers and directors have the right to acquire within 60 days of the Record Date by exercising stock options. Also includes 19,697 stock units held in deferred compensation accounts for the benefit of non-management directors under the Directors Stock Plan. The stock units ultimately will be paid in shares of common stock at the end of the deferral periods selected by participating directors.

The information provided in the table above is based on information received from the directors and executive officers. The inclusion of shares in the table is not an admission of beneficial ownership by the director or executive officer next to whose name the shares appear. Unless otherwise indicated in a footnote, the director or executive officer had sole voting and investment power over the shares.

EXECUTIVE COMPENSATION

The following tables and text summarize, in accordance with regulations of the SEC, Black & Decker’s compensation of its executive officers.

Summary Compensation    The following table shows a three-year history of Black & Decker’s compensation of its chief executive officer and the four other most highly compensated executive officers based on total annual salary and bonus for 2002.

	Annual Compensation					Long-Term Compensation
						Awards	Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation

Nolan D. Archibald	2002	$1,270,833	$2,750,000	$204,880	(a)	225,000	$—	$99,412	(b)
Chairman, President, and	2001	1,200,000	850,000	99,174	(c)	200,000	—	139,964
Chief Executive Officer	2000	1,100,000	1,250,000	154,342	(d)	1,000,000	1,156,978	137,964

Paul F. McBride	2002	585,000	850,000	23,675	(e)	90,000	—	30,162	(f)
Executive Vice President	2001	560,000	275,000	50,422	(e)	100,000	—	40,313
	2000	525,000	350,000	26,061	(e)	200,000	550,968	28,763

Charles E. Fenton	2002	413,333	373,500	21,651	(g)	30,000	—	26,540	(h)
Senior Vice President and	2001	395,000	162,345	27,343	(g)	30,000	—	36,624
General Counsel	2000	376,667	260,000	27,637	(g)	150,000	374,716	35,890

Paul A. Gustafson	2002	404,167	300,000	20,920	(i)	30,000	—	23,303	(j)
Executive Vice President	2001	373,333	200,000	26,234	(i)	35,000	—	28,120
	2000	345,000	250,000	26,527	(i)	175,000	292,085	39,218

Michael D. Mangan	2002	400,000	400,000	23,721	(k)	35,000	—	27,650	(l)
Senior Vice President and	2001	375,385	156,180	27,785	(k)	30,000	—	37,742
Chief Financial Officer	2000	346,667	230,000	26,213	(k)	125,000	183,625	28,085

(a)	Includes perquisites and other personal benefits of $105,464. The perquisites and other personal benefits include personal use of Black & Decker’s aircraft at an approximate cost to Black & Decker of $70,097 and reimbursement for financial counseling fees of $20,663.
(b)	Includes $6,000 in contributions to the Retirement Savings Plan, $36,006 in life insurance premiums, and $57,406 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
(c)	The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Archibald did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(d)	Includes perquisites and other personal benefits of $68,166. The perquisites and other personal benefits include personal use of Black & Decker’s aircraft at an approximate cost to Black & Decker of $24,274 and reimbursement for financial counseling fees of $31,057.
(e)	The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. McBride did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(f)	Includes $8,662 in life insurance premiums and $21,500 in contributions to the Supplemental Retirement Savings Plan, both paid by Black & Decker.
(g)	The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Fenton did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(h)	Includes $4,000 in contributions to the Retirement Savings Plan, $9,269 in life insurance premiums, and $13,271 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
(i)	The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Gustafson did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(j)	Includes $6,000 in contributions to the Retirement Savings Plan and $17,303 in life insurance premiums, both paid by Black & Decker.
(k)	The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Mangan did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
(l)	Includes $4,000 in contributions to the Retirement Savings Plan, $12,714 in life insurance premiums and $10,936 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.

Option/SAR Grants in Last Fiscal Year    The following table shows information about grants of stock options to named executive officers under Black & Decker’s stock option plans during 2002. No freestanding stock appreciation rights (“SARs”) were granted to executive officers during 2002.

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	5%	10%

Nolan D. Archibald	225,000	17.6%	$48.33	4/29/2012	$6,838,758	$17,330,753
Paul F. McBride	90,000	7.0	48.33	4/29/2012	2,735,503	6,932,301
Charles E. Fenton	30,000	2.3	48.33	4/29/2012	911,834	2,310,767
Paul A. Gustafson	30,000	2.3	48.33	4/29/2012	911,834	2,310,767
Michael D. Mangan	35,000	2.7	48.33	4/29/2012	1,063,807	2,695,895

These stock options have an exercise price equal to the fair market value of common stock on the date of grant and become exercisable in four equal annual installments beginning 12 months after the date of grant. They also include a limited SAR, i.e., upon a change in control, the stock options would be canceled, and the holder would be entitled to a cash payment equal to the difference between the market value of a share of common stock and the exercise price of each outstanding option.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values    The following table shows information regarding stock options exercised by Black & Decker’s named executive officers during 2002 and the number and value of unexercised stock options at December 31, 2002. The value of unexercised stock options is based on the closing price of $42.89 per share of common stock on December 31, 2002, the last trading day of 2002. As of that date, no freestanding SARs were outstanding.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at December 31, 2002		Value of Unexercised In-the-Money Options/SARs at December 31, 2002
			Exercisable	Unexercisable	Exercisable	Unexercisable

Nolan D. Archibald	360,000	$9,481,918	500,000	1,425,000	$1,133,750	$2,043,050
Paul F. McBride	25,000	401,246	550,000	415,000	10,880	978,005
Charles E. Fenton	—	—	149,000	210,000	958,360	306,458
Paul A. Gustafson	—	—	177,375	240,000	988,333	357,534
Michael D. Mangan	7,500	125,813	100,000	132,500	2,720	292,858

Pension Benefits    The following table shows the estimated annual retirement benefits payable under Black & Decker’s pension plans to participating executives, including the executive officers named in the Summary Compensation Table, based on the stated average annual compensation and years of service. Black & Decker maintains non-contributory, tax-qualified defined benefit plans that cover most officers and salaried employees. Tax code provisions limit the annual benefits that may be paid from tax-qualified retirement plans. Black & Decker also maintains supplemental plans for specified executives that authorize payment outside of the tax-qualified plans of annual benefits in excess of amounts permitted to be paid under the tax-qualified plans. The following table reflects benefits payable under both the tax-qualified plans and the applicable supplemental plans for executives participating in the tax-qualified plans and the applicable supplemental plans.

    Pension Plan Table

	Years of Service
Average Annual Compensation	15	20	25	30	35

$500,000	$300,000	$300,000	$300,000	$300,000	$300,000
750,000	450,000	450,000	450,000	450,000	450,000
1,000,000	600,000	600,000	600,000	600,000	600,000
1,250,000	750,000	750,000	750,000	750,000	750,000
1,500,000	900,000	900,000	900,000	900,000	900,000
1,750,000	1,050,000	1,050,000	1,050,000	1,050,000	1,050,000
2,000,000	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
2,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000
3,000,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000
3,500,000	2,100,000	2,100,000	2,100,000	2,100,000	2,100,000
4,000,000	2,400,000	2,400,000	2,400,000	2,400,000	2,400,000
4,500,000	2,700,000	2,700,000	2,700,000	2,700,000	2,700,000

Although the normal retirement age is 65 for pension plan purposes, normal retirement age is 60 with five years service for supplemental plan purposes. The amounts in the Pension Plan Table assume that benefit payments will start when the participant reaches his or her normal retirement date, which is the later of the date the participant reaches age 60 or completes five years of service. If payments start before the participant’s normal retirement date, the benefit amount would be actuarially reduced. For at least ten but less than 15 years of service, the amounts in this table would be 50% of average annual compensation. For less than ten years of service, the amounts in the table would be 5% of average annual compensation for each year of service. These reductions, however, would not apply to participants when a change in control occurs.

The compensation reflected in the Pension Plan Table is the executive’s base annual salary and bonus (as reported in the Summary Compensation Table), including salary continuance periods. The amount of compensation used when calculating the amounts in the Pension Plan Table is an executive’s highest three-year average of compensation out of the last five years (or the last five calendar years) of employment with Black & Decker, including any salary continuance period. In the event of a change in control, an executive covered by certain supplemental plans and employed by Black & Decker on the date of the change in control will receive full benefits regardless of his or her years of credited service, and the executive’s highest three-year average of compensation out of the last five years of employment by Black & Decker before the date of the change in control will be used to calculate the amount of benefit payments if that average is higher.

The credited years of service for pension purposes as of December 31, 2002, and the estimated years of service at the participant’s normal retirement date for each executive named in the Summary Compensation Table are as follows:

Name	Years of Service at December 31, 2002	Years of Service at Normal Retirement

Nolan D. Archibald	17.25	17.75
Paul F. McBride	3.73	16.83
Charles E. Fenton	13.67	19.08
Paul A. Gustafson	38.21	37.38
Michael D. Mangan	3.17	17.00

The Pension Plan Table reflects the annual benefit payable beginning at the participant’s normal retirement date in the form of an annuity for the participant’s life. If a participant dies, his or her surviving spouse receives 50% of the monthly benefits for the spouse’s life.

The benefits reflected in the Pension Plan Table are reduced by 100% of the participant’s Social Security benefits and any retirement, disability, death, and similar benefits received from Black & Decker or any other employer.

Severance Benefits and Other Agreements    The terms and conditions of employment of Mr. Archibald are governed by a written employment contract. Mr. Archibald’s contract currently provides for an annual salary of $1,375,000, severance payments on basically the same terms and conditions as stated below in the discussion of severance benefits agreements, and the continuation of substantially all benefits and perquisites for a three-year period following termination of employment (other than a voluntary termination by Mr. Archibald), or until he obtains substantially equivalent employment.

In addition to the severance benefits agreements discussed below, Black & Decker has an executive salary continuance plan covering some executives, including Messrs. McBride, Fenton, Gustafson, and Mangan. If a covered executive is terminated other than for cause, the executive’s compensation and benefits will be continued for a specified period of up to two years or until another position of employment is obtained, whichever occurs first. The compensation and benefits payable under the salary continuance plan will be offset by the compensation and benefits paid or credited to the executive by another employer. Black & Decker will continue to pay the difference between the new compensation and benefits and the executive’s base salary and benefits at the time of termination, if higher, for the remainder of the salary continuance period.

In 1986, Black & Decker entered into severance benefits agreements that provided for payments to be made to certain key management employees who are terminated following a change in control of Black & Decker. These agreements have been amended and restated from time to time, and currently cover 18 employees, including each named executive officer. The severance benefits agreements expire on December 31, 2007, unless a change in control occurs prior to that date, in which case the agreements expire 36 months after the date of the change in control. The severance benefits agreements provide for the payment of specified benefits if employment terminates under certain circumstances within three years following a change in control. A change in control is deemed to take place whenever: (1) a person, group of persons, or other entity becomes the beneficial owner of securities of Black & Decker having 20% or more of the combined voting power of Black & Decker’s then-outstanding securities; (2) a significant change in the composition of the Board of Directors occurs; (3) Black & Decker enters into an agreement that would result in a change of control; or (4) the stockholders of Black & Decker approve certain types of extraordinary transactions.

Circumstances triggering payment of severance benefits under these agreements include: (1) involuntary termination of employment for reasons other than death, disability, or cause; or (2) voluntary termination by the employee in the event of significant changes in the nature of his or her employment, including reductions in compensation and changes in responsibilities and powers.

Benefits under the severance benefits agreements generally include: (1) a lump sum severance payment equal to three times the sum of the employee’s annual base salary and the Annual Incentive Plan maximum payment; (2) payment of deferred compensation; (3) maintenance for a period of three additional years of life, disability, accident, medical, dental, and health insurance benefits substantially similar to those benefits to which the employee was entitled immediately prior to termination; (4) additional payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code; (5) reimbursement of legal fees and expenses incurred as a result of the termination; and (6) cash payments in lieu of common stock issuable under stock option plans. For these purposes, Annual Incentive Plan maximum payment means the maximum potential award under the applicable Annual Incentive Plan after assuming that the employee remained a participant until the end of the applicable year and all performance goals for that year that would entitle the employee to a maximum payment were met or exceeded.

The Board of Directors believes that these severance benefits agreements encourage the commitment and availability of key management employees and ensure that they will be able to devote their full attention and energy to the affairs of Black & Decker in the face of potentially disruptive and distracting circumstances in the event of an attempted or actual change in control or an unsolicited takeover. In any such event, key management employees will be able to analyze and evaluate proposals objectively with a view to the best interests of Black & Decker and its stockholders and to act as the Board may direct without fear of retribution if the change in control occurs. The severance benefits agreements, however, may have the incidental effect of discouraging takeovers and protecting the employees from removal, because the agreements increase the cost that would be incurred by an acquiring company seeking to replace current management.

Certain Relationships and Related Transactions    On June 23, 1999, Black & Decker made a $100,000 relocation loan to Christopher Metz, a vice president, in connection with his relocation to California to assume the position of president of Kwikset. The loan, which does not bear interest, will be forgiven over a five-year period ending June 15, 2004. If Mr. Metz voluntarily leaves Black & Decker, however, he will be obligated to pay Black & Decker the entire $100,000, plus 8% per annum interest. If Black & Decker transfers Mr. Metz to a location outside of California before the end of the five-year period, Mr. Metz will receive a $20,000 credit for each year he resides in California.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Recommendations regarding the annual salaries of Black & Decker’s executive officers are made by the Compensation Committee and submitted to the Board for approval. The Board did not reject or modify any of the recommendations of the Committee or its predecessor committee during 2002. Awards of incentive compensation are made by the Committee under the incentive plans described below and are reported to the Board.

Philosophy and Objectives     Black & Decker seeks to attract and retain top quality executives by providing a competitive, performance-based executive compensation program. The fixed compensation element of the program is intended to be, in the aggregate with other compensation, competitive in the marketplace. The incentive compensation element is designed to focus management on annual and long-term financial performance, with both annual and long-term objectives and both cash and stock-based rewards. The program reflects Black & Decker’s pay-for-performance philosophy and is intended to provide pay commensurate with performance.

The United States Internal Revenue Code limits deductions for certain compensation in excess of $1 million annually paid to specified executive officers of public companies. The Committee continues to monitor its executive compensation plans and policies with a view toward preserving the deductibility of executive compensation while maintaining an ability to attract and retain those executives necessary to assist Black & Decker in reaching its goals and objectives. Because the Committee believes that the prudent use of discretion in determining pay level is in the best interest of Black & Decker and its stockholders, under some circumstances (other than under the Executive Annual Incentive Plan (“EAIP”) and the Performance Equity Plan (“PEP”)) the Committee may continue to exercise both positive and negative discretion in determining appropriate amounts of compensation. In those situations, part of the compensation paid may not be deductible.

Principal Components of Executive Compensation     The principal components of the executive compensation program are base salary, annual and long-term incentive compensation, and stock option incentives.

Black & Decker’s objective is to pay its executive officers base salaries that are sufficient to attract and retain individuals with the qualities believed to be necessary for the long-term financial success of Black & Decker and that are competitive in the marketplace. An individual executive officer’s salary level generally is based on responsibilities, tenure, an evaluation of the officer’s performance during the period in which he or she has been employed, and other special circumstances such as the international nature of Black & Decker’s business, overseas assignments, and direct competition for the officer’s services. The Committee and the Board generally consider increases in base salary at 14-month intervals for executive officers other than the chief executive officer and at 18-month intervals for the chief executive officer. The Committee and the Board from time to time also consider increases in base salary in connection with significant promotions or increases in the responsibilities of executive officers and when it is necessary to respond to competitive pressures.

Historically, the Committee has approved annual bonuses under the annual incentive plans, including the EAIP, based upon a number of factors, including earnings per share (“EPS”) performance against established targets. Individual awards generally have been based upon corporate financial performance, business unit performance, and a subjective evaluation of individual performance. Corporate financial performance generally has been measured by EPS excluding non-recurring items, and business unit performance generally has been measured by certain financial objectives, including return on net assets, operating income, and cash flow, against budget. Target incentive awards then have been multiplied by a payout factor and an individual performance factor. Throughout the remainder of this Report, references to EPS mean EPS excluding non-recurring items.

In 2002, the payout factor for executive officers who were members of the corporate staff was entirely dependent upon EPS. For executive officers with operating responsibility for individual business units, 25% of the payout factor was determined by comparing EPS to target, and 75% was determined by comparing actual business-unit performance to target business-unit performance.

The EPS in 2002 exceeded the EPS target established by the Committee at the beginning of the year for purposes of awards under the EAIP. Incentive awards for 2002 ranged from 90% to 200% of base salary, reflecting the relationship of actual EPS to target EPS for the year and the Committee’s evaluation of each individual’s performance and the performance of the business unit or units for which the individual was responsible. For the year ended December 31, 2002, five individuals received awards under the EAIP.

The long-term incentive program is composed of the PEP, stock option plans, and, for the period 2001 through 2003, the Executive Long-Term Performance/Retention Plan for the named executive officers and a companion plan for other executive officers. The two Long-Term Performance/Retention Plans are referred to collectively as the “Performance Plans.” The PEP is a stock-based performance plan. PEP shares provide a potential award, generally payable in stock, based on Black & Decker’s performance during a two-year performance period against established EPS targets and, in the case of executives with operating responsibility, certain financial objectives of the relevant business unit, including return on net assets, operating income, and cash flow. The EPS targets are established by the Committee at the beginning of each performance period after consideration of the long-term operating plan. Stock options generally have a ten-year term, are granted at fair market value on the date of grant, include limited stock appreciation rights exercisable in the event of a change in control, and generally become exercisable in equal annual installments over a four-year period. Under the Performance Plans, which cover the three-year period 2001 through 2003, participants surrendered their PEP grants for the periods then ending and were granted awards payable in cash in 2004 based on Black & Decker’s EPS for fiscal year 2003 against a target set by the Committee at the time the awards were made.

Generally, awards under the long-term incentive program are determined by the officer’s base salary. To maximize the incentive aspects of these programs and focus on those individuals who are in a position to have the greatest effect on Black & Decker’s performance, the percentages of base salary increase as responsibility increases. The number of PEP shares or stock options and the amount of the awards under the Performance Plans are not tied to Black & Decker’s past performance, since the ultimate value of the benefit depends on future corporate performance and the future market values of Black & Decker’s common stock. Approximately 510 individuals received stock options in 2002. The Committee resumed PEP grants in 2003 for performance periods ending on and after December 31, 2004, and 18 individuals received PEP awards for the performance period ending in 2004.

Compensation of the Chief Executive Officer    In October 2002, Mr. Archibald’s base salary was increased to $1,375,000. Under the EAIP criteria established at the beginning of 2002 and based on the EPS achieved in 2002, Mr. Archibald received an award of 200% of his base salary.

Stock options and, for the period ending in 2003, the award under the applicable Performance Plan represent Mr. Archibald’s primary long-term incentive opportunity. Coupled with Black & Decker’s stock ownership policy for executive officers, which is discussed above under the caption Security Ownership of Management, these components of the long-term incentive award program are intended to create a strong motivation to develop and implement strategies that lead to consistent and lasting increases in Black & Decker’s return to its stockholders. Mr. Archibald’s stock ownership significantly exceeds the stock ownership policy target of five times his salary established by the Board.

In April 2002, the Committee awarded Mr. Archibald 225,000 stock options, which become exercisable in four equal annual installments beginning 12 months after the date of grant. The grant was made to continue to align his interests with those of stockholders.

Compensation of Other Executive Officers    The named and other executive officers received salary increases ranging from 3.8% annualized to 13.2% annualized during 2002.

The named and other executive officers, excluding Mr. Archibald, received annual incentive awards under the applicable annual incentive plan ranging from $135,000 to $850,000. Two officers received special bonuses outside of the applicable annual incentive plan in recognition of their contributions during fiscal year 2002. The incentive awards were determined in a manner consistent with the plans and philosophy described above.

In addition to Mr. Archibald, a number of named and other executive officers received stock option grants during 2002. The level of the option grants was determined based on the long-term incentive compensation philosophy described above. The options have a ten-year term, are exercisable at the fair market value of the shares of common stock on the date of grant and include limited SARs exercisable in the event of a change in control as defined in the plans. The options become exercisable in four annual installments beginning 12 months after the date of grant.

Access to Competitive Compensation Data    The Committee reviews with management competitive data from recognized national surveys concerning executive compensation levels and practices as part of the process of establishing an appropriate level of overall executive compensation. These surveys include some of the companies that are included in the New Peer Group used by Black & Decker in the comparison of five-year cumulative total return set forth below, as well as many other companies not in the New Peer Group. The Committee has chosen not to limit the survey information to companies in the New Peer Group because the search to attract new executives is not limited to companies within the same industry, and the competition that Black & Decker faces to recruit and retain existing executives comes from companies in many different industries. After reviewing the available competitive data, the Committee evaluates the executive’s performance and considers Black & Decker’s needs to arrive at individual compensation decisions.

Anthony Luiso (Chairman)

Manuel A. Fernandez

Benjamin H. Griswold, IV

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

(1)	Assumes $100 invested at the close of business on December 31, 1997, in Black & Decker common stock, Standard & Poor’s (S&P) 500 Index, the Old Peer Group, and the New Peer Group.
(2)	The cumulative total return assumes reinvestment of dividends.
(3)	The Old Peer Group consists of the companies in S&P Hardware and Tools, Value Line Home Appliances, Business Week Machine and Hand Tools, and Fortune Industrial and Farm Equipment. The S&P Hardware and Tools and Business Week Machine and Hand Tools indices no longer exist. The New Peer Group consists of the companies in the following indices within the Standard & Poor’s Super Composite 1,500: Household Appliances, Housewares & Specialties, Industrial Machinery, and Building Products. Black & Decker believes the New Peer Group provides a better basis for performance comparison than the Old Peer Group. A list of the companies in the Old and New Peer Groups will be furnished upon request addressed to the Corporate Secretary at 701 East Joppa Road, Towson, Maryland 21286.
(4)	Total return is weighted according to market capitalization of each company at the beginning of each year.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed Black & Decker’s audited financial statements for the fiscal year ended December 31, 2002, with management and with Black & Decker’s independent auditor, Ernst & Young LLP (“E&Y”). Management is responsible for Black & Decker’s internal controls and the financial reporting process. E&Y is responsible for performing an independent audit of Black & Decker’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

The Audit Committee has discussed with E&Y the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with E&Y their independence, and has considered the compatibility of non-audit services provided by E&Y with their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002, be included in Black & Decker’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

Malcolm Candlish (Chairman)

Norman R. Augustine

Barbara L. Bowles

M. Anthony Burns

RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR

The Audit Committee must approve in advance all audit and non-audit services provided by Black & Decker’s independent auditor. The Audit Committee has engaged Ernst & Young LLP (“E&Y”) to serve as Black & Decker’s independent auditor during 2003 and has approved certain non-audit services to be provided by E&Y. Unless a stockholder directs otherwise, proxies will be voted for the ratification of the selection of E&Y as the independent auditor for 2003. If the appointment is not ratified by the stockholders, the Audit Committee will consider the selection of another independent auditor for 2003.

A representative of E&Y is expected to be present at the 2003 Annual Meeting of Stockholders. The representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

When pre-approving non-audit services provided by Black & Decker’s independent auditor, the Audit Committee determines that the provision of these services is consistent with the basic principles of independence that the auditor cannot: (1) function in the role of management, (2) audit its own work, or (3) serve in an advocacy role of Black & Decker. The Audit Committee also considers the amount of non-audit services previously provided by the independent auditor to determine whether the additional non-audit services are compatible with maintaining the auditor’s independence. If it is necessary for Black & Decker to engage E&Y to provide certain non-audit services between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve particular non-audit services in categories that the Audit Committee has approved and are compatible with maintaining E&Y’s independence. Decisions made by the Chairman of the Audit Committee will be reported to the Audit Committee at its next regularly scheduled meeting.

Although Black & Decker closely monitors the nature of the services provided by its independent auditor, it is possible that the auditor will provide non-audit services that were not recognized as non-audit services at the time of engagement. In order to ensure that the independence of the auditor is consistent with the Sarbanes-Oxley Act of 2002 (the “SOA”), the Audit Committee has authorized the Chairman to approve on its behalf any non-audit services rendered by E&Y if: (a) the services are permitted by the SOA, (b) the services were not recognized by Black & Decker at the time of engagement to be non-audit services, (c) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by Black & Decker to the independent auditor during a fiscal year, (d) the services are promptly brought to the attention of the Audit Committee, and (e) the approval is given prior to the completion of the audit. Black & Decker will disclose in its proxy statement the percentage of fees paid to the independent auditor under this procedure.

Audit Fees    The aggregate fees billed by E&Y for professional services rendered for the audit of Black & Decker’s annual financial statements, the reviews of the financial statements included in Black & Decker’s Quarterly Reports on Form 10-Q, and services provided in connection with statutory or regulatory filings was $2,507,000 for the fiscal year ended December 31, 2002, and $2,335,000 for the fiscal year ended December 31, 2001.

Audit-Related Fees    The aggregate fees billed by E&Y in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of Black & Decker’s financial statements and not reported under the caption Audit Fees were $210,000 for the year ended December 31, 2002, and $296,000 for the year ended December 31, 2001. These services included employee benefit plan audits, assistance with debt and regulatory compliance issues, due diligence and accounting consultations related to mergers, acquisitions and dispositions, accounting consultations concerning regulatory reporting, attest services, and assistance in the preparation of regulatory reports.

Tax Fees    The aggregate fees billed by E&Y in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $2,828,000 for the year ended December 31, 2002, which included $1,253,000 for tax compliance services and $1,575,000 for tax advice and planning services, and $2,477,000 for the year ended December 31, 2001, which included $1,703,000 for tax compliance services and $774,000 for tax advice and planning services. These services included assistance in the preparation of Black & Decker’s tax returns and expatriate and executive tax returns, assistance with tax audits and appeals, tax advice relating to mergers, acquisitions, dispositions, and employee benefits, requests for rulings or technical advice from taxing authorities, value added tax advice and planning, and organization tax structure evaluation and planning.

All Other Fees    The aggregate fees billed by E&Y for professional services rendered during each of the last two fiscal years other than as stated above under the captions Audit Fees, Audit-Related Fees, and Tax Fees were $198,000 for the year ended December 31, 2002, and $164,000 for the year ended December 31, 2001. These services included litigation support and an accounting procedure review.

The Board recommends a vote for the approval of the ratification of Ernst & Young LLP.

Proposal to Approve The Black & Decker 2003 Stock Option Plan

At its meeting held on February 13, 2003, the Board unanimously adopted resolutions declaring it advisable to adopt The Black & Decker 2003 Stock Option Plan, recommending the plan to the stockholders, and directing that the plan be submitted to the stockholders for their approval at the meeting. A copy of the plan is attached to this Proxy Statement as Exhibit B.

The Board continues to believe that stock-based incentives are an important factor in attracting, retaining, and rewarding employees and closely aligning their interests with those of Black & Decker’s stockholders. As such, Black & Decker’s stock option plans have been and will continue to be an important part of the compensation package it offers to officers and other key employees. As of December 31, 2002, there were 916,914 shares of common stock available for future option grants under Black & Decker’s existing stock option plans. The Board believes that, absent stockholder approval of additional shares of common stock for issuance in connection with an appropriate stock option plan, Black & Decker’s ability to continue to attract and retain effective and capable employees will be adversely affected.

After reviewing the terms of the existing stock option plans and the number of shares available for future option grants under those plans, the Board determined that it was appropriate to adopt the plan. Proceeds received by Black & Decker upon the exercise of options granted under the plan will be available for general corporate purposes, and amounts paid in settlement of stock appreciation rights (“SARs”) granted under the plan will be paid from Black & Decker’s general funds. It is not possible at this time to determine the number or identity of all of the individuals who will be eligible for the grant of options or SARs under the plan on or prior to April 29, 2013. During fiscal year 2002, approximately 510 employees received option grants under Black & Decker’s existing stock option plans.

Summary of the Plan    The Compensation Committee will administer the plan. No member of the Board who is not also an employee will be eligible to participate in the plan.

The number of shares of common stock reserved for issuance under the plan will be 5,000,000. The Compensation Committee will determine who receives options or SARs and the number of shares on which options should be granted or upon which options should be based. Under the plan, the option price or SAR base value may not be less than the fair market value of the common stock on the date of grant. Fair market value is generally determined as the average of the high and low sale price per share as reported on the NYSE on the date of grant (or if no sales were reported that day, the last preceding day a sale occurred). On December 31, 2002, the average of the highest and lowest quoted sale price of common stock was $42.60 per share. Options and SARs may not be granted under the plan after April 29, 2013.

Options and SARs may extend for a period of up to 10 years from the date of grant unless the Compensation Committee establishes a shorter term at the time of grant. Unless otherwise provided by the Compensation Committee, option and SAR grants will be divided into four equal installments, with 25% becoming exercisable at yearly intervals beginning one year after the date of grant. The Compensation Committee will have the discretion to grant either incentive stock options or non-qualified options under the plan.

Generally, upon termination of an option or SAR holder’s active employment with Black & Decker and its subsidiaries, the holder’s options and SARs terminate, except that in the case of involuntary termination of employment, the option or SAR holder is entitled to exercise that portion of the option or SAR that was exercisable on the date the holder’s employment terminated for a period of 30 days. If an option or SAR holder’s employment with Black & Decker and its subsidiaries terminates by reason of retirement under normal Black & Decker policies or death, the retired employee or personal representative of the deceased employee may elect to exercise the option or SAR within three years of the employee’s death or termination of employment. If an option or SAR holder involuntarily terminates employment, takes a leave of absence from Black & Decker and its subsidiaries for personal reasons or for military service, or terminates employment by reason of illness or disability or other special circumstance, the Compensation Committee may accelerate options or extend the time following termination of employment during which the holder is entitled to exercise options or SARs. In no event may any option be exercised after the expiration of its term. Options and SARs are non-transferable and non-assignable except by inheritance or under certain circumstances to certain relatives or their related trusts or other investment vehicles.

The purchase price for shares of common stock upon the exercise of options generally may be paid either in cash, by delivering to Black & Decker shares of common stock that, together with any cash tendered with the shares, will equal in value the full purchase price, or by other “cashless” exercise methods specified in the plan. Permitting stock-for-stock payments or other cashless exercises allows option holders to acquire shares of common stock without incurring the costs that may arise when the exercise price must be paid in cash. Stock-for-stock payments or other cashless exercises reduce the cash available to Black & Decker as a result of option exercises.

SARs under the plan may be granted as stand-alone rights or in tandem with a related option and are intended to permit the holder in lieu of exercising the option or in exchange for surrendering the SAR to surrender the option or the SAR in exchange for a payment in an amount equal to the difference between the exercise price or SAR base price and the market value of the common stock on the date of exercise. The payment may be made either in cash or in shares of common stock. Under the plan, the form of payment will be determined by the Compensation Committee acting in its sole discretion.

The Board will have the discretion to grant limited SARs under the plan. Limited SARs may be granted in tandem with an option and provide that, in the event of a change in control, as defined in the plan, the related options vest immediately and are automatically deemed exercised and the options canceled. Upon the exercise of limited SARs, the holder is entitled to a cash payment equal to the number of shares covered by the related options multiplied by the excess over the exercise price of the options of the higher of the fair market value of the common stock on the date of the change in control or the highest per share price paid for the common stock in connection with the change in control.

The plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The plan contains provisions to prevent dilution in case of stock dividends, stock splits, and changes in Black & Decker’s capital structure. The plan may be amended, modified, or discontinued at any time by the Board, except that the Board does not have the power to: (1) revoke or alter the terms of any valid option or SAR previously granted, (2) increase the number of shares of common stock to be reserved for issuance and sale pursuant to options or SARs, (3) decrease the exercise price of options granted or increase the amount of cash or shares of common stock that an SAR holder is entitled to receive upon exercise of an SAR, (4) change the class of employee to whom options or SARs may be granted, or (5) provide for options or SARs exercisable more than 10 years after the date granted. If an amendment would (1) materially increase the benefits accruing under the plan, (2) materially increase the aggregate number of securities that may be granted under the plan, or (3) materially modify the requirements as to eligibility or participation in the plan, then to the extent required by applicable law or deemed necessary or advisable by the Compensation Committee or the Board, the amendment may be subject to stockholder approval.

Certain Tax Consequences of the Plan    The following discussion of certain federal tax consequences of the plan is based on the Internal Revenue Code provisions currently in effect, current regulations, and administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of options and rights and the tax requirements applicable to residents of countries other than the United States. Participants will be advised to consult their personal tax advisors concerning the tax consequences of their participation in the plan and their exercise of options or SARs granted to them.

An option holder will not recognize income upon the grant of an option under the plan, or at any other time prior to the exercise of the option. Upon exercise of a non-qualified option, the option holder will recognize compensation taxable as ordinary income in an amount equal to the sum of the excess of the fair market value of the common stock on the date the option is exercised over the option price of the common stock. This income is subject to withholding and other employment taxes. Black & Decker will be entitled to a deduction in a like amount for compensation paid to the the option holder or SAR holder. The ordinary income recognized upon exercise of the option or SAR will constitute “personal service income” for purposes of federal income taxes.

A subsequent taxable disposition of shares of common stock acquired upon exercise of a non-qualified option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date the option was exercised and the amount realized on later disposition. The gain or loss will be long-term if the shares of common stock are held for more than 12 months and short-term if held for 12 months or less.

An option holder will not recognize income upon the grant or exercise of an incentive stock option under the plan if no disposition of the common stock acquired upon exercise of the option is made within two years from the date the option was granted or within one year after the transfer of common stock to the option holder, and if at all times during the period beginning on the date the option was granted and ending on the day three months before the date of exercise the option holder was an employee of Black & Decker. The difference between the fair market value of the common stock on the date of exercise and the option price, however, is an item of tax preference for purposes of the alternative minimum tax.

If an option holder who has acquired shares of common stock by the exercise of an incentive stock option makes a taxable disposition of the stock after satisfying the holding period requirements, the option holder generally will recognize long-term capital gain or loss measured by the difference between the option price and the selling price.

If an option holder who has acquired shares of common stock by the exercise of an incentive stock option makes a taxable disposition of the stock within two years from the date the option was granted or within one year after the transfer of the stock to the option holder, a disqualifying disposition occurs. In that event, the option holder recognizes ordinary income equal to the lesser of the actual gain or the difference between the exercise price and the fair market value of the common stock on the date of exercise. This income is subject to withholding and other employment taxes. If a loss is sustained on the disposition, the loss will generally be treated as a capital loss. If the amount received on the disqualifying disposition exceeds the fair market value of the common stock on the date of exercise, the excess will generally be either a long-term or short-term capital gain.

An SAR holder will not recognize income upon the grant of an SAR under the plan or at any other time prior to the exercise of an SAR. Upon exercise, the SAR holder will recognize ordinary income in an amount equal to the SAR payment (or, if the SAR is settled in common stock, equal to the fair market value of the common stock received). Upon exercise of a limited SAR, the option or SAR holder will recognize ordinary income in an amount equal to the limited SAR payment. All such income is subject to withholding and other employment taxes. Upon a subsequent taxable disposition of shares received upon exercise of a limited SAR, the holder will recognize a long-term or short-term capital gain or loss measured by the difference between the selling price of the shares and the fair market value of the shares on the date of exercise.

Vote Required    The approval of the adoption of the plan requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total vote cast represents over 50% of Black & Decker’s shares of common stock outstanding. Abstentions and “broker non-votes” (where a broker, other record holder, or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter) will have the same effect as votes against the proposal, unless the total votes cast for or against the proposal represent more than 50% of Black & Decker’s shares of common stock outstanding. In that case, abstentions and broker non-votes will not have any effect on the result of the vote.

The Board of Directors recommends a vote for adoption of The Black & Decker 2003 Stock Option Plan.

Amended Plan Benefits

The Black & Decker 2003

Stock Option Plan

Shown in the table below are the hypothetical benefits that would be received by or allocated to the persons and groups referenced for The Black & Decker 2003 Stock Option Plan based on the assumption specified in the footnote to the table. None of the benefits or amounts that actually will be received is determinable at this time.

Name and Position	Hypothetical Stock Option Awards Number of Units*

Nolan D. Archibald
Chairman, President and Chief Executive Officer	225,000

Paul F. McBride
Executive Vice President	90,000

Charles E. Fenton
Senior Vice President and General Counsel	30,000

Paul A. Gustafson
Executive Vice President	30,000

Michael D. Mangan
Senior Vice President and Chief Financial Officer	35,000

Executive Group	637,000
Non-Executive Director Group	—
Non-Executive Officer Employee Group	642,300

*	The selection of participants under the plan and the number of shares of common stock subject to options granted thereunder are at the discretion of the Compensation Committee. The number of options included in the table is the actual number of options received respectively by these individuals and groups in 2002 under Black & Decker’s existing stock option plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002, with respect to shares of Black & Decker’s common stock that may be issued under equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under plans (excluding securities listed in column (a))

Equity compensation plans approved by security holders:
1. Stock Option Plans for employees	9,380,414	$43.92	916,914
2. Directors Stock Option Plan	114,708	$43.37	28,292	(2)
3. Performance Equity Plan	3,261	N/A	1,437,854
4. Directors Stock Plan	None	N/A	63,994
Equity compensation plans not approved by security holders	None	N/A	None

(1)	Does not include an aggregate of 23,737 shares deferred under the Directors Stock Plan.
(2)	In August 2002, Black & Decker discontinued granting stock options under the Directors Stock Option Plan.

STOCKHOLDER PROPOSALS

The following stockholder proposals were submitted according to Rule 14a-8 of the Securities Exchange Act. Promptly upon receipt of any oral or written request, Black & Decker will furnish the names and addresses of the proponent of each proposal and information concerning the number of shares of common stock that the proponent beneficially owns. The approval of each stockholder proposal requires the affirmative vote of a majority of votes cast at the meeting, provided the holders of a majority of the outstanding shares of stock are present in person or by proxy at the meeting. Abstentions and broker non-votes will be treated as shares represented at the meeting and will not affect the result of the vote.

Stockholder Proposal 1

RESOLVED, that the shareholders of Black & Decker request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company.

    SUPPORTING STATEMENT: Consider Enron.

Black & Decker’s Statement in Opposition to the Proposal

The Board, the Audit Committee, and management recognize the important role that auditor independence plays in ensuring the integrity of Black & Decker’s financial statements and protecting the interests of investors. The Audit Committee has taken measures to ensure that any engagement of Black & Decker’s independent auditor for non-audit services is consistent with the maintenance of auditor independence. In its evaluation of auditor independence, the Audit Committee considers many factors, including the level of services Black & Decker’s independent auditor provides that do not relate to the audit of the financial statements. The Audit Committee and management believe that this stockholder proposal limits the Audit Committee from exercising its appropriate business judgment, is not in the best interests of Black & Decker’s stockholders, and would result in higher fees and lower quality of services. Furthermore, the Audit Committee and management believe that the proposal is unnecessary in light of the practices of the Audit Committee as reflected in the Audit Committee charter, recently enacted federal legislation, and comprehensive new rules adopted by the SEC regarding auditor independence.

The proposal does not clearly define non-audit services. The Audit Committee and management believe that a significant portion of the non-audit fees, as reported in the Proxy Statement, are for important services that enhance the audit of the financial statements. Frequently, non-audit services are so integrally related to the audit that retaining Black & Decker’s auditor to provide those services results in significant cost savings to Black & Decker and higher quality advice. Restricting the level of these audit-related services could result in increased cost to Black & Decker in the future without enhancing auditor independence.

The Audit Committee has reviewed all non-audit services provided by its current independent auditor, Ernst & Young LLP (“E&Y”), to determine whether the services provided are compatible with maintaining E&Y’s independence. The Audit Committee has satisfied itself as to the independence of E&Y. The Audit Committee believes the selection of E&Y to perform these services resulted in significant cost savings and higher quality service to Black & Decker. It may be appropriate to use E&Y to provide similar services in the future.

The Audit Committee and management also believe that the recently passed Sarbanes-Oxley Act of 2002 (the “SOA”) contains provisions that establish additional safeguards that promote auditor independence. The SOA carefully distinguishes between non-audit services that raise conflict issues and those non-audit services that do not raise such issues, and specifically permits the latter without regard to a dollar limitation. The Audit Committee and management believe that compliance with the SOA provides a significantly better approach to assuring auditor independence than the one described in the stockholder proposal. For example, the SOA requires audit committee pre-approval of non-audit services and the disclosure of non-audit services to investors.

The SEC recently adopted comprehensive rules to implement the auditor independence provisions of the SOA. The Audit Committee has adopted policies regarding limitations on the use of non-audit services reflected in the Audit Committee charter attached as Exhibit A that comply with the requirements of the SOA, the related SEC rules, and the proposed NYSE listing requirements.

The Audit Committee and management believe the practices, policies and procedures of the Audit Committee as well as the auditor independence provisions of the SOA and related SEC rules will preserve the independence of Black & Decker’s independent auditor and investors’ confidence in the integrity of Black & Decker’s financial statements while allowing the Audit Committee to engage Black & Decker’s independent auditor for services that it is best suited to perform. The Audit Committee and management believe adoption of this proposal is neither necessary nor in the best interests of Black & Decker.

The Board of Directors recommends a vote AGAINST Stockholder Proposal 1.

Stockholder Proposal 2

Resolved, that the shareholders of Black & Decker Corporation (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Statement of Support:    Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report. (See: Financial Accounting Standards Board Statement 123.) Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

A recent report issued by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options Is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom — examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free...

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?

Many companies have responded to investors’ concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

Black & Decker’s Statement in Opposition to the Proposal

Management understands and shares investors’ need for a transparent and accurate picture of Black & Decker’s earnings and the true cost of executive compensation programs. At the same time, management believes that investors have an equally compelling need for financial statements that allow comparisons between companies of similar size or industry.

In management’s opinion, employee ownership of Black & Decker’s common stock serves the interest of all stockholders as a means of promoting focus on the long-term increase in stockholder value. Option grants are a key element of Black & Decker’s compensation program and continuing drive to attract and retain the talent that is critical to Black & Decker’s success.

Current accounting rules give companies the choice of accounting for stock options using the intrinsic value method, which generally results in recording no expense for option awards, or the fair value method, which generally results in expense recognition. Accounting rules further require that the impact of the fair value method be disclosed in the footnotes to the financial statements if the intrinsic value method is used.

Most public companies, including Black & Decker, account for employee stock-based compensation, including options, using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” The intrinsic value of the option is the amount by which the quoted market price of the stock exceeds the exercise price of the option on the date of grant. Generally, option awards have zero intrinsic value on the date of grant as the exercise price is set to be equal to the market price of the stock on that date. In addition, substantially all of the options granted to the employees of Black & Decker are subject to vesting and cannot be exercised on the grant date. Therefore management believes the intrinsic value method provides both a transparent and accurate picture of Black & Decker’s earnings.

The fair value method, prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), computes compensation expense based on the fair value of the option at the date of grant. Fair value is determined using an option-pricing model that takes into account multiple factors in estimating value. However, no uniform or conventional methodology is mandated for computing fair value, and the provisions of SFAS No. 123 related to fair value calculation are subject to wide interpretation, which can have a material impact on the calculation of expense.

Additionally, the Financial Accounting Standards Board (“FASB”) has issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”), which redefines the transition provisions for companies electing to adopt the fair value method and also expands disclosure requirements to quarterly filings for those companies retaining the intrinsic value method. SFAS No. 148 does not require the adoption of the fair value method. The FASB has also announced its intent to monitor carefully public response to the International Accounting Standards proposal for expensing stock options. Based on this response, the FASB will determine whether to further re-evaluate the provisions of SFAS No. 123. The additional study by the FASB could provide more information on appropriate ranges for the assumptions impacting the calculation of fair value.

Management believes that it is in the best interests of Black & Decker’s stockholders for Black & Decker to follow the most widely used industry practice when given a choice under accounting rules, and, to the extent that there is uncertainty and debate, to await consensus or FASB direction prior to implementing any material change. The uncertainties associated with a current adoption of SFAS No. 123 may lead to financial statements that are not comparable. Consequently, management has determined that the intrinsic value method remains the preferable choice, both because it is currently the most widely used standard and because it provides complete information to evaluate Black & Decker with or without the inclusion of options as an expense. While an estimated value of expense for options is not included in Black & Decker’s Consolidated Statement of Earnings, the impact of the potential expense is clearly disclosed in the Notes to the Consolidated Financial Statements, giving investors information necessary to evaluate Black & Decker’s earnings under the alternate methodology. As reflected in Note 14 of the Notes to the Consolidated Financial Statements, use of the fair value method would have had an estimated earnings impact of 22 cents per diluted share in fiscal 2002.

Black & Decker shares the desire to have transparent and accurate accounting policies implemented in a prudent manner with full and complete information as it pertains to this issue. Management believes the best way to accomplish this objective at this time is to retain the current accounting policy with respect to options and await consensus and clarity on whether and, if so, how to expense options.

The Board of Directors recommends a vote AGAINST Stockholder Proposal 2.

STOCKHOLDER PROPOSALS AND OTHER BUSINESS TO BE CONSIDERED AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

It is expected that the 2004 Annual Meeting of Stockholders will be held on April 27, 2004. In order to be considered for inclusion in the proxy statement for that meeting, stockholder proposals must be submitted in writing, must be received on or before November 12, 2003, and must include the full and correct name and address of the stockholder making the proposal and the number of shares of common stock owned. If the shares are not registered in the stockholder’s name but are beneficially owned, proof of ownership must be submitted with the proposal. In addition, the stockholder must state in writing his or her intention to appear personally or by proxy at the meeting to present the proposal.

Stockholders desiring to bring business before the 2004 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Corporate Secretary at the principal office of Black & Decker after January 8, 2004, and before January 28, 2004. The written notice must comply with the provisions of Black & Decker’s bylaws summarized below under the heading Other Matters.

OTHER MATTERS

Management does not know of any other matters that will come before the 2003 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, or if any of the persons named as nominees for election as directors should decline or be unable to serve as a director, the persons named as Proxies are authorized to vote the shares as they see fit and will act according to their best judgment.

The bylaws provide that, to be properly brought before the meeting, business must be: (1) specified in the notice of meeting (or any supplemental notice) given by or at the direction of the Board; (2) otherwise properly brought before the meeting by or at the direction of the Board; or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, the stockholder must have given written notice that is received by the Corporate Secretary at the principal executive office of Black & Decker not less than 90 days nor more than 110 days prior to the meeting. If Black & Decker provides less than 100 days’ notice or prior public disclosure of the date of the meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which the meeting notice was mailed or the public disclosure was made, whichever occurred first. The stockholder’s notice must include: (1) a brief description of each matter of business to be brought before the meeting and the reasons for conducting the business at the meeting; (2) any material interest of the stockholder in the business; (3) the name and address of the stockholder proposing the business; and (4) the number of shares of common stock beneficially owned by the stockholder.

No stockholders submitted written notice to Black & Decker that they intended to bring business before the 2003 Annual Meeting of Stockholders in compliance with the preceding paragraph. As a result, only the business described in the attached Notice of Annual Meeting of Stockholders and any other business brought forth by or at the direction of the Board will be considered at the meeting.

No business shall be conducted at the meeting except as described above. If the chairman of the meeting determines that any business was not properly brought before the meeting, the chairman will announce this at the meeting and the business will not be conducted.

March 11, 2003

Towson, Maryland

Exhibit A

The Black & Decker Audit Committee Charter

A. Members.    The Audit Committee is composed of not less than three members, appointed annually by the Board, each of whom (1) is an independent Director as defined in section B.1.b of this Statement*, (2) meets the restrictions of Section 303.01(B)(3) of the NYSE Listed Company Manual, (3) except fees for service as a Director or as a member of a committee of the Board, accepts no other consulting, advisory, or other compensatory fee from the Corporation, and (4) is not an affiliated person of the Corporation or any subsidiary of the Corporation. All members shall be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement. In addition, at least one member shall qualify as an “audit committee financial expert” as defined by the SEC. A member may not serve simultaneously on the audit committee of more than three public companies unless the Board determines that the additional service will not impair the member’s ability to serve effectively on the Corporation’s Audit Committee and discloses the determination in the Corporation’s annual meeting proxy statement.

B. Purpose.    The Audit Committee, among other things, assists the Board in overseeing the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal auditors and independent auditor. The Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent auditor, who shall report directly to the Committee. The Committee also prepares a report to be included in the Corporation’s annual meeting proxy statement as required by the rules of the SEC.

C. Functions.    The Audit Committee will:

(1) Retain and terminate, on its sole authority, the Corporation’s independent auditor and approve all audit engagements and the scope, fees, and terms of each engagement.

(2) Approve in advance any non-audit engagements of the independent auditor permitted by Section 201 of the Sarbanes-Oxley Act of 2002 and assure that the approval is disclosed in the Corporation’s periodic reports as required by law.

(3) At least annually, obtain and review a report by the independent auditor describing the auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review of the auditor or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues, and all relationships between the independent auditor and the Corporation.

(4) Require the independent auditor to provide a written statement of all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1.

(5) Evaluate the independent auditor’s qualifications, performance, and independence, including review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Corporation’s internal auditors, and assure the rotation of the lead audit partner, the reviewing audit partner, and other audit personnel as required by law.

(6) Receive and review reports of the independent auditor regarding critical accounting policies and practices to be used, all material alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of using the alternative disclosures and treatments and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management, including any management representation letter, report on observations and recommendations on internal controls, schedule of unadjusted differences, and a listing of adjustments and reclassifications not recorded.

(7) Present to the Board the Audit Committee’s conclusions with respect to the independent auditor.

(8) Discuss the annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditor. The discussion of the quarterly financial statements may be conducted without a meeting of the Committee by the Chairman or the Chairman’s designee and any available members.

(9) Review and discuss with management the financial statements in the Corporation’s Annual Report on Form 10-K, discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and based on the review and discussion, recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K.

(10) Discuss earnings press releases and the general types of information to be provided to securities analysts and rating agencies. The discussion of earnings press releases may be conducted without a meeting of the Committee by the Chairman or the Chairman’s designee and any available members.

(11) Discuss policies with respect to risk assessment and risk management, including guidelines and policies that govern the process by which risk assessment and risk management is undertaken and the steps management has taken to monitor and control the exposures.

(12) Periodically, meet separately with the CFO, the General Counsel, the Controller, the General Auditor, and the independent auditor.

(13) Review regularly with the independent auditor any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or access to requested information, any significant disagreements with management and management’s response.

(14) Set clear hiring policies for employees and former employees of the independent auditor.

(15) Establish procedures for (a) receiving, retaining, and handling complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(16) Serve as a channel of communication between the Board and the independent auditor.

(17) At least annually, meet with the General Auditor to review the internal audit organization, the adequacy of resources committed to the function, the adequacy of the system of internal controls, procedures, and programs, the results of activities, and the responsibilities, budget, and staffing of the Corporation’s internal audit function.

(18) Review significant accounting principles and financial statement presentations, including any material changes in the Corporation’s selection or application of accounting principles. Review significant judgments made in connection with the preparation of the financial statements, including any material exposures and related reserves and any off-balance sheet structures.

(19) Assess compliance of the Corporation’s CEO, CFO and Controller with the Code of Ethics for Senior Financial Officers set out in Appendix 2 to this Statement, report material violations to the Board, and recommend to the Board appropriate action.

(20) Review the expenses of the executive officers.

(21) Report the Audit Committee’s charter, charter amendments, and activities in the Corporation’s annual meeting proxy statement as required by the rules of the SEC.

(22) Review the certificates of the CEO and the CFO relating to the annual and quarterly reports and monitor the establishment, maintenance, and evaluation by the CEO and the CFO of the disclosure controls and procedures and internal controls required by the SEC.

(23) Quarterly, receive a report from the General Auditor regarding any transactions that are out of the ordinary course of business between Directors or executive officers and the Corporation.

(24) Annually, adopt a schedule for discharge of the Committee’s duties and responsibilities.

(25) Review compliance with the provisions of the Corporation’s Code of Ethics and Standards of Conduct (Appendix 1) dealing with conflicts of interest, improper payments, and secret accounts.

(26) As appropriate and at the expense of the Corporation, retain and obtain advice and assistance from outside legal, accounting, or other advisors without seeking Board approval.

(27) Annually, review and reassess the adequacy of the charter of the Audit Committee.

(28) Annually, conduct an evaluation of the Audit Committee’s performance.

(29) Report regularly to the Board.

D. Staff Support.    CFO; Controller; General Counsel; General Auditor.

*	The “Statement” refers to Black & Decker’s Corporate Governance Policies and Procedures Statement, of which the Audit Committee is a part. Appendices referenced in the Audit Committee Charter refer to the appendices of the Statement. The Statement is posted on Black & Decker’s Web site. The definition of an independent Director contained in section B.1.b of the Statement is as follows:

(1)	A Director shall not be considered independent unless the Board affirmatively determines that the Director has no material relationship with the Corporation, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation. The Corporation will disclose these determinations in its annual meeting proxy statement, and if a relationship exists and the Board determines that it is not material, the basis for the determination will be included in the disclosure. A relationship between the Corporation and another entity is material if it involves a transaction or series of transactions having a monetary value that is more than 5% of the Corporation’s or the other entity’s consolidated gross revenues for the last full fiscal year.
(2)	No Director who is a former employee of the Corporation can be “independent” until five years after the employment has ended. A Director who serves as an interim Chairman or Chief Executive Officer (CEO), however, may be excluded from the definition of “former employee” and may be deemed independent immediately after his or her service as interim Chairman or CEO ends.
(3)	No Director who is, or in the past five years has been, affiliated with or employed by a current or former auditor of the Corporation or any affiliate of a current or former auditor of the Corporation can be independent until five years after the end of either the affiliation or the auditing relationship.
(4)	No Director can be independent if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee of another company that employs the Director.
(5)	Directors with immediate family members in the foregoing categories, other than a family member who is a non-officer employee of the Corporation, will be subject to the five-year cooling-off provisions for purposes of determining independence. An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, brothers-in-law, sisters-in-law, and anyone (other than the person’s employees) who shares the person’s home.

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Exhibit B

THE BLACK & DECKER 2003 STOCK OPTION PLAN

The proper execution of the duties and responsibilities of the executive and other key employees of The Black & Decker Corporation and its subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable employees to assume positions that contribute materially to the successful operation of the business of the Corporation. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in its employ and to increase the prosperity, growth, and earnings of the Corporation. This stock option plan will serve these purposes.

ARTICLE 1:00

Definitions

The following terms wherever used herein shall have the meanings set forth below.

1:01	The term “Board of Directors” shall mean the Board of Directors of the Corporation.

1:02	The term “Change in Control” shall have the meaning provided in Section 10:02 of the Plan.

1:03	The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

1:04

The term “Committee” shall mean a committee to be appointed by the Board of Directors to consist of two or more of those members of the Board of Directors who are Non-Employee Directors within the meaning of Rule 16b-3 promulgated under the Exchange Act and are outside directors within the meaning of the Section 162(m) Regulations, as each may be amended from time to time.

1:05	The term “Common Stock” shall mean the shares of common stock, par value $.50 per share, of the Corporation.

1:06	The term “Corporation” shall mean The Black & Decker Corporation.

1:07	The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1:08

The term “Fair Market Value of a share of Common Stock” shall mean the average of the high and low sale price per share of Common Stock as finally reported in the New York Stock Exchange Composite Transactions for the New York Stock Exchange, or if shares of Common Stock are not sold on such date, the average of the high and low sale price per share of Common Stock as finally reported in the New York Stock Exchange Composite Transactions for the New York Stock Exchange for the most recent prior date on which shares of Common Stock were sold.

1:09

The term “Immediate Family Member” shall mean each of (i) the children, step children or grandchildren of the Initial Holder, (ii) the spouse or any parent of the Initial Holder, (iii) any trust solely for the benefit of any such family members, and (iv) any partnership or other entity in which such family members are the only partners or other equity holders.

1:10	The term “Incentive Stock Option” shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

1:11	The term “Initial Holder,” with respect to an Option or Right granted under the Plan, shall mean the executive or other key employee of the Corporation granted the Option or Right.

1:12

The term “Limited Stock Appreciation Right” shall mean a limited tandem stock appreciation right that entitles the holder to receive cash upon a Change in Control pursuant to Article 10:00 of the Plan.

1:13	The term “Non-Qualified Stock Option” shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

1:14

The term “Option” or “Stock Option” shall mean a right granted pursuant to the Plan to purchase shares of Common Stock, and shall include the terms Incentive Stock Option and Non-Qualified Stock Option.

1:15	The term “Option Agreement” shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Article 6:00 of the Plan.

1:16

The term “Option Holder” shall mean the Initial Holder so long as he or she holds an Option initially granted to the Initial Holder, and thereafter shall mean the beneficiary or the Immediate Family Member to whom the Option has been transferred in accordance with Section 6:05 of the Plan.

1:17

The term “Plan” shall mean The Black & Decker 2003 Stock Option Plan as approved by the Board of Directors on February 13, 2003, and adopted by the stockholders of the Corporation at the 2003 Annual Meeting of Stockholders, as the same may be amended from time to time.

1:18	The term “Rights” shall include Stock Appreciation Rights and Limited Stock Appreciation Rights.

1:19	The term “Section 162(m) Regulations” shall mean the regulations adopted pursuant to Section 162(m) of the Code.

1:20	The term “Stock Appreciation Right” shall mean a right to receive cash or shares of Common Stock pursuant to Article 8:00 of the Plan.

1:21	The term “Stock Appreciation Right Agreement” shall mean the written agreement representing Stock Appreciation Rights granted pursuant to the Plan as contemplated by Article 8:00 of the Plan.

1:22

The term “Stock Appreciation Right Base Price” shall mean the base price for determining the value of a Stock Appreciation Right under Section 8:02 of the Plan, which Stock Appreciation Right Base Price shall be established by the Committee at the time of the grant of Stock Appreciation Rights pursuant to the Plan and shall not be less than the Fair Market Value of a share of Common Stock on the date of grant. If the Committee does not establish a specific Stock Appreciation Right Base Price at the time of grant, the Stock Appreciation Right Base Price shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right.

1:23

The term “Stock Appreciation Right Holder” shall mean the Initial Holder so long as he or she holds a Stock Appreciation Right initially granted to the Initial Holder, and thereafter shall mean the beneficiary or the Immediate Family Member to whom the Stock Appreciation Right has been transferred in accordance with Section 8:05 of the Plan.

1:24

The term “subsidiary” or “subsidiaries” shall mean a corporation, partnership, limited liability company, joint venture, or other legal entity of which the Corporation, either directly or together with any other subsidiary of the Corporation, owns more than 50% of the voting power in the election of directors or their equivalents.

ARTICLE 2:00

Effective Date of the Plan

2:01

The Plan shall become effective upon stockholder approval, provided that such approval is received on or before May 31, 2003, and provided further that the Committee may grant Options or Rights pursuant to the Plan prior to stockholder approval if such Options or Rights by their terms are contingent upon subsequent stockholder approval of the Plan.

ARTICLE 3:00

Administration

3:01	The Plan shall be administered by the Committee.

3:02

The Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

3:03

The Committee shall from time to time determine the names of those executives and other key employees who, in its opinion, should receive Options or Rights, and shall determine the numbers of shares on which Options should be granted or upon which

Rights should be based to each such person and the nature of the Options or Rights to be granted, including without limitation whether the Options or Rights shall be transferable in accordance with the terms and conditions provided in Section 6:12 or Section 8:11 of the Plan.

3:04

Options and Rights shall be granted by the Corporation only upon the prior approval of the Committee and upon the execution of an Option Agreement or Stock Appreciation Right Agreement between the Corporation and the Initial Holder.

3:05

The Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final. No member of the Committee or the Board of Directors shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

ARTICLE 4:00

Participation in the Plan

4:01

Participation in the Plan shall be limited to such executives and other key employees of the Corporation and its subsidiaries who at the date of grant of an Option or Right are regular, full-time employees of the Corporation or any of its subsidiaries and who shall be designated by the Committee together with any permitted transferees in accordance with the terms and conditions of the Plan.

4:02

No member of the Board of Directors who is not also an employee shall be eligible to participate in the Plan. No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to participate in the Plan.

4:03	No employee may be granted, in any calendar year, Options or Stock Appreciation Rights exceeding 1,000,000 in the aggregate.

ARTICLE 5:00

Stock Subject to the Plan

5:01

There shall be reserved for the granting of Options or Stock Appreciation Rights pursuant to the Plan and for issuance and sale pursuant to such Options or Stock Appreciation Rights 5,000,000 shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Options or Stock Appreciation Rights, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise of Options or Stock Appreciation Rights granted pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to the exercise of Options or Stock Appreciation

Rights pursuant to the Plan. Except as provided in Section 5:03 of the Plan, however, the aggregate number of shares of Common Stock that may be issued upon the exercise of Options and Stock Appreciation Rights pursuant to the Plan shall not exceed 5,000,000 shares and no more than 5,000,000 Stock Appreciation Rights shall be granted pursuant to the Plan.

5:02	Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan shall be used for the general business purposes of the Corporation.

5:03

Subject to the provisions of Section 10:02 of the Plan, in the event of reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be appropriate in the number of Options or Stock Appreciation Rights that may be granted to an employee in any calendar year, in the number and kind of shares reserved for purchase by executive or other key employees, in the number, kind and price of shares covered by Options and Stock Appreciation Rights granted pursuant to the Plan but not then exercised, and in the number of Rights, if any, granted pursuant to the Plan but not then exercised.

ARTICLE 6:00

Terms and Conditions of Options

6:01

Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form and with such terms and conditions (including, without limitation, non-compete, confidentiality or other similar provisions or provisions relating to transfer) as the Committee from time to time may determine. The right of an Option Holder to exercise his, her or its Option shall at all times be subject to the terms and conditions set forth in the respective Option Agreement.

6:02

The exercise price per share for Options shall be established by the Committee at the time of the grant of Options pursuant to the Plan and shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. If the Committee does not establish a specific exercise price per share at the time of grant, the exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Options.

6:03

Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be determined by the Committee at the time of grant of the Option, provided that if no term is established by the Committee the term of the Option shall be 10 years from the date on which it is granted.

6:04

Unless otherwise provided by the Committee, the number of shares of Common Stock subject to each Option shall be divided into four installments of 25% each. The first installment shall be exercisable 12 months after the date the Option was granted, and each succeeding installment shall be exercisable 12 months after the date the immediately preceding installment became exercisable. If an Option Holder does not purchase the full number of shares of Common Stock that he, she or it at any time has become entitled to purchase, the Option Holder may purchase all or any part of those shares of Common Stock at any subsequent time during the term of the Option.

6:05

Options shall be non-transferable and non-assignable, except that (i) Options may be transferred by testamentary instrument or by the laws of descent and distribution, and (ii) subject to the terms and conditions of the Option Agreement or any other terms and conditions imposed by the Committee from time to time, Options may be transferred in accordance with the terms and conditions provided in Section 6:12 of the Plan if the applicable Option Agreement or other action of the Committee expressly provides that the Options are transferable.

6:06

Upon voluntary or involuntary termination of an Initial Holder’s employment, his or her Option (including any Option transferred in accordance with the terms and conditions provided in Section 6:12 of the Plan) and all rights thereunder shall terminate effective at the close of business on the date the Initial Holder ceases to be a regular, full-time employee of the Corporation or any of its subsidiaries, except (i) to the extent previously exercised, (ii) as provided in Sections 6:07, 6:08, and 6:09 of the Plan, and (iii) in the case of involuntary termination of employment, for a period of 30 days thereafter the Option Holder shall be entitled to exercise that portion of the Option which was exercisable at the close of business on the date the Initial Holder ceased to be a regular, full-time employee of the Corporation or any of its subsidiaries, provided that in no event may any Option be exercised after the expiration of the term of the Option.

6:07

In the event an Initial Holder (i) ceases to be an executive or other key employee of the Corporation or any of its subsidiaries due to involuntary termination, (ii) takes a leave of absence from the Corporation or any of its subsidiaries for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, or (iii) terminates employment by reason of illness, disability, or other special circumstance, the Committee may consider his or her case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted Options may be exercised and extending the time following the Initial Holder’s termination of employment during which the Option Holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the term of the Option.

6:08

If an Initial Holder dies during the term of his or her Option without the Option having been exercised in full, (i) the executor or administrator of his or her estate or the person who inherits the right to exercise the Option by bequest or inheritance in the event the Initial Holder was the Option Holder at the date of death or (ii) the Option Holder in the event the Option had been transferred in accordance with the terms and conditions provided in Section 6:12 of the Plan, shall have the right within three years of the Initial Holder’s death to purchase the number of shares of Common Stock that the deceased Initial Holder (or Option Holder, as the case may be) was entitled to purchase at the date of death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

6:09

If an Initial Holder’s employment is terminated without his or her Option having been exercised in full and (i) the Initial Holder is 62 years of age or older, or (ii) the Initial Holder has been employed by the Corporation or any of its subsidiaries for at least 10 years and the Initial Holder’s age plus years of such employment total not less than 55 years, then such Initial Holder (or the Option Holder in the event the Option had been transferred in accordance with the terms and conditions provided in Section 6:12 of the Plan) shall have the right within three years of the Initial Holder’s termination of employment to purchase the number of shares of Common Stock that the Initial Holder (or Option Holder, as the case may be) was entitled to purchase at the date of termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

6:10

The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to employ the Initial Holder for any specified period.

6:11

In addition to the general terms and conditions set forth in this Article 6:00 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

(a)	The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock in respect of which “incentive stock options” under Section 422 of the Code are exercisable for the first time by the Option Holder during any calendar year (under all such plans of the Corporation and its subsidiaries) shall not exceed $100,000;

(b)	The Option Agreement in respect of an Incentive Stock Option may contain any other terms and conditions specified by the Board of Directors that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for “incentive stock options” under Section 422 of the Code; and

(c)	Incentive Stock Options shall not be transferable in accordance with the terms and conditions provided in Section 6:12 of the Plan.

6:12

The Committee may provide, in the original grant of a Non-Qualified Stock Option or in an amendment or supplement to a previous grant, that some or all of the Non-Qualified Stock Options granted under the Plan are transferable by the Initial Holder to an Immediate Family Member of the Initial Holder, provided that (i) the Option Agreement, as it may be amended from time to time, expressly so provides or the Committee otherwise designates the Option as transferable, (ii) the transfer by the Initial Holder is a bona fide gift without consideration, (iii) the transfer is irrevocable, (iv) the Initial Holder and any such transferee provides such documentation or other information concerning the transfer or the transferee as the Committee or any employee of the Corporation acting on behalf of the Committee may from time to time request, and (v) the Initial Holder or the Option Holder complies with all of the terms and conditions (including, without limitation, any further restrictions or limitations) included in the Option Agreement. Any Non-Qualified Stock Option transferred in accordance with the terms and conditions provided in this Section 6:12 shall continue to be subject to the same terms and conditions that were applicable to such Non-Qualified Stock Option prior to the transfer. Notwithstanding any other provisions of the Plan, the Corporation shall not be required to honor any exercise of an Option by an Immediate Family Member of an Option transferred in accordance with the terms and conditions provided in this Section 6:12 unless and until payment or provision for payment of any applicable withholding taxes has been made.

ARTICLE 7:00

Methods of Exercise of Options

7:01

An Option Holder (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Corporation in writing at its principal office at 701 East Joppa Road, Towson, Maryland 21286, to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment or provision for payment for the shares of Common Stock so purchased in accordance with this Article 7:00. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option Holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.

7:02	Payment or provision for payment shall be made as follows:

(a)	The Option Holder shall deliver to the Corporation at the address set forth in Section 7:01 of the Plan United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

(b)	The Option Holder shall tender to the Corporation shares of Common Stock already owned by the Option Holder that, together with any cash tendered therewith, have an aggregate fair market value (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in Section 7:01 of the Plan is received by the Corporation) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

(c)	The Option Holder shall deliver to the Corporation an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Option Holder or to deliver the remaining shares of Common Stock to the Option Holder.

Notwithstanding the foregoing provisions, the Committee, in granting Options pursuant to the Plan, may limit the methods in which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option Holder (other than the method of exercise set forth in Section 7:02(a) of the Plan) if, (A) in the opinion of counsel to the Corporation, (i) the Initial Holder or the Option Holder is or within the six months preceding such exercise was subject to reporting under Section 16(a) of the Exchange Act and (ii) there is a substantial likelihood that the method of exercise selected by the Option Holder would subject the Initial Holder or the Option Holder to a substantial risk of liability under Section 16 of the Exchange Act, (B) in the opinion of the Committee, the method of exercise could have an adverse tax or accounting effect to the Corporation, or (C) in the opinion of counsel to the Corporation, the method of exercise selected by the Option Holder would subject the Corporation to a risk of liability under the Exchange Act.

7:03

In addition to the alternative methods of exercise set forth in Section 7:02 of the Plan, holders of Non-Qualified Stock Options shall be entitled, at or prior to the time the written notice provided for in Section 7:01 of the Plan is delivered to the Corporation, to elect to have the Corporation withhold from the shares of Common Stock to be delivered upon exercise of the Non-Qualified Stock Option that number of shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in Section 7:01 of the Plan is received by the Corporation) necessary to satisfy any withholding taxes attributable to the exercise of the Non-Qualified Stock Option. The maximum number of shares that an Option Holder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise shall be the number of shares that have an aggregate fair market value (based on the Fair Market Value of a share of Common Stock on the date of exercise) equal to the dollar amount of the minimum statutory withholding for federal, state, and local taxes, including payroll taxes, payable by the Option Holder. Alternatively, such holder of a Non-Qualified Stock Option may elect to deliver previously owned shares of Common Stock (which shares have been held for at least six months) upon exercise of the Non-Qualified Stock Option to satisfy any withholding taxes attributable to the exercise of the Non-Qualified Stock Option. Notwithstanding the foregoing provisions, the Committee may include in the Option Agreement relating to any such Non-Qualified Stock Option provisions limiting or eliminating the Option Holder’s ability to pay his or her withholding tax obligation by withholding or delivering shares of Common Stock or, if no such provisions are included in the Option Agreement but in the opinion of the Committee such withholding or delivery of shares could have an adverse tax or accounting effect to the Corporation, at or prior to exercise of the Non-Qualified Stock Option the Committee may so limit or eliminate the Option Holder’s ability to pay his or her withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of a Non-Qualified Stock Option may not elect any of the methods of satisfying his or her withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, (i) the Initial Holder or the holder of the Non-Qualified Stock Option is or within the six months preceding such exercise was subject to reporting under Section 16(a) of the Exchange Act and (ii) there is a substantial likelihood that the election or timing of the election would subject the Initial Holder or the holder of the Non-Qualified Stock Option to a substantial risk of liability under Section 16 of the Exchange Act.

7:04	An Option Holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

7:05	An Option Holder shall have none of the rights of a stockholder of the Corporation until the shares of Common Stock covered by the Option are issued upon exercise of the Option.

ARTICLE 8:00

Terms and Conditions of Stock Appreciation Rights

8:01

Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a Stock Appreciation Right Agreement in such form and with such terms and conditions (including, without limitation, non-compete, confidentiality or other similar provisions or provisions relating to transfer) as the Committee from time to time may determine. Notwithstanding the foregoing provision, Stock Appreciation Rights granted in tandem with a related Option shall be evidenced by the Option Agreement in respect of the related Option. The right of a Stock Appreciation Right Holder to exercise his, her or its Stock Appreciation Right shall at all times be subject to the terms and conditions set forth in the respective Stock Appreciation Right Agreement.

8:02

Each Stock Appreciation Right shall entitle the holder, subject to the terms and conditions of the Plan, to receive upon exercise of the Stock Appreciation Right an amount, payable in cash or shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in Section 9:01 of the Plan is received by the Corporation), equal to the Fair Market Value of a share of Common Stock on the date of receipt by the Corporation of the notice required by Section 9:01 of the Plan less the Stock Appreciation Right Base Price. Notwithstanding the foregoing provision, each Stock Appreciation Right that is granted in tandem with a related Option shall entitle the holder, subject to the terms and conditions of the Plan, to surrender to the Corporation for cancellation all or a portion of the related Option, but only to the extent such Stock Appreciation Right and related Option then are exercisable, and to be paid therefor an amount, payable in cash or shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in Section 9:01 of the Plan is received by the Corporation), equal to the Fair Market Value of a share of Common Stock on the date of receipt by the Corporation of the notice required by Section 9:01 of the Plan less the Stock Appreciation Right Base Price.

8:03

Each Stock Appreciation Right, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Stock Appreciation Right shall be determined by the Committee at the time of grant of the Stock Appreciation Right, provided that if no term is established by the Committee the term of the Stock Appreciation Right shall be 10 years from the date on which it is granted.

8:04

Unless otherwise provided by the Committee, the number of Stock Appreciation Rights granted pursuant to each Stock Appreciation Right Agreement shall be divided into four installments of 25% each. The first installment shall be exercisable 12 months after the date the Stock Appreciation Right was granted, and each succeeding installment shall be exercisable 12 months after the date the immediately preceding installment became exercisable. If a Stock Appreciation Right Holder does not exercise the Stock Appreciation Right to the extent that he, she or it at any time has become entitled to exercise, the Stock Appreciation Right Holder may exercise all or any part of the Stock Appreciation Right at any subsequent time during the term of the Stock Appreciation Right.

8:05

Stock Appreciation Rights shall be non-transferable and non-assignable, except that (i) Stock Appreciation Rights may be transferred by testamentary instrument or by the laws of descent and distribution, and (ii) subject to the terms and conditions of the Stock Appreciation Right Agreement or any other terms and conditions imposed by the Committee from time to time, Stock Appreciation Rights may be transferred in accordance with the terms and conditions provided in Section 8:11 of the Plan if the applicable Stock Appreciation Right Agreement or other action of the Committee expressly provides that the Stock Appreciation Rights are transferable.

8:06

Upon voluntary or involuntary termination of an Initial Holder’s employment, his or her Stock Appreciation Right (including any Stock Appreciation Right transferred in accordance with the terms and conditions provided in Section 8:11 of the Plan) and all rights thereunder shall terminate effective as of the close of business on the date the Initial Holder ceases to be a regular, full-time employee of the Corporation or any of its subsidiaries, except (i) to the extent previously exercised, (ii) as provided in Sections 8:07, 8:08, and 8:09 of the Plan, and (iii) in the case of involuntary termination of employment, for a period of 30 days thereafter the Stock Appreciation Right Holder shall be entitled to exercise that portion of the Stock

Appreciation Right that was exercisable at the close of business on the date the Initial Holder ceased to be a regular, full-time employee of the Corporation or any of its subsidiaries.

8:07

If an Initial Holder (i) ceases to be an executive or other key employee of the Corporation or any of its subsidiaries due to involuntary termination, (ii) takes a leave of absence from the Corporation or any of its subsidiaries for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, or (iii) terminates employment by reason of illness, disability, or other special circumstance, the Committee may consider his or her case and may take such action in respect of the related Stock Appreciation Right Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted Stock Appreciation Rights may be exercised and extending the time following the Initial Holder’s termination of employment during which the Stock Appreciation Right Holder is entitled to exercise the Stock Appreciation Rights, provided that in no event may any Stock Appreciation Right be exercised after the expiration of the term of the Stock Appreciation Right.

8:08

If an Initial Holder dies during the term of his or her Stock Appreciation Right without the Stock Appreciation Right having been exercised in full, (i) the executor or administrator of his or her estate or the person who inherits the right to exercise the Stock Appreciation Right by bequest or inheritance in the event the Initial Holder was the Stock Appreciation Right Holder at the date of death or (ii) the Stock Appreciation Right Holder in the event the Stock Appreciation Right had been transferred in accordance with the terms and conditions provided in Section 8:11 of the Plan, shall have the right within three years of the Initial Holder’s death to exercise the Stock Appreciation Rights that the Initial Holder (or Stock Appreciation Right Holder, as the case may be) was entitled to purchase at the date of death, after which the Stock Appreciation Right shall lapse, provided that in no event may any Stock Appreciation Right be exercised after the expiration of the term of the Stock Appreciation Right.

8:09

If an Initial Holder’s employment is terminated without his or her Stock Appreciation Right having been exercised in full and (i) the Initial Holder is 62 years of age or older, or (ii) the Initial Holder has been employed by the Corporation or any of its subsidiaries for at least 10 years and the Initial Holder’s age plus years of such employment total not less than 55 years, then such Initial Holder (or the Stock Appreciation Right Holder in the event the Stock Appreciation Right had been transferred in accordance with the terms and conditions provided in Section 8:11 of the Plan) shall have the right within three years of the Initial Holder’s termination of employment to exercise the Stock Appreciation Rights that the Initial Holder (or Stock Appreciation Right Holder, as the case may be) was entitled to exercise at the date of termination, after which the Stock Appreciation Right shall lapse, provided that in no event may any Stock Appreciation Right be exercised after the expiration of the term of the Stock Appreciation Right.

8:10

The granting of a Stock Appreciation Right pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, expressed or implied, on the part of the Corporation or any of its subsidiaries to employ the Initial Holder for any specified period.

8:11

The Committee may provide, in the original grant of a Stock Appreciation Right or in an amendment or supplement to a previous grant, that some or all of the Stock Appreciation Rights granted under the Plan are transferable by the Initial Holder to an Immediate Family Member of the Initial Holder, provided that (i) the Stock Appreciation Right Agreement, as it may be amended from time to time, expressly so provides or the Committee otherwise designates the Stock Appreciation Right as transferable, (ii) the transfer by the Initial Holder is a bona fide gift without consideration, (iii) the transfer is irrevocable, (iv) the Initial Holder and any such transferee provides such documentation or other information concerning the transfer or the transferee as the Committee or any employee of the Corporation acting on behalf of the Committee may from time to time request, and (v) the Initial Holder or the Stock Appreciation Right Holder complies with all of the terms and conditions (including, without limitation, any further restrictions or limitations) included in the Stock Appreciation Right Agreement. Any Stock Appreciation Right transferred in accordance with the terms and conditions provided in this Section 8:11 shall continue to be subject to the same terms and conditions that were applicable to such Stock Appreciation Right prior to the transfer. Notwithstanding any other provisions of the Plan, the Corporation shall not be required to honor any exercise of a Stock Appreciation Right by an Immediate Family Member of a Stock Appreciation Right transferred in accordance with the terms and conditions provided in this Section 8:11 unless and until payment or provision for payment of any applicable withholding taxes has been made.

ARTICLE 9:00

Methods of Exercise of Stock Appreciation Rights

9:01

A Stock Appreciation Right Holder (or other person or persons, if any, entitled to exercise a Stock Appreciation Right hereunder) desiring to exercise a Stock Appreciation Right granted pursuant to the Plan shall notify the Corporation in writing at its principal office at 701 East Joppa Road, Towson, Maryland 21286, to that effect, specifying the number of Stock Appreciation Rights to be exercised. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Stock Appreciation Right Holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.

9:02

The Committee in its sole and absolute discretion shall determine whether a Stock Appreciation Right shall be settled upon exercise in cash or in shares of Common Stock. The Committee, in making such a determination, may from time to time adopt general guidelines or determinations as to whether Stock Appreciation Rights shall be settled in cash or in shares of Common Stock.

ARTICLE 10:00

Limited Stock Appreciation Rights

10:01

Notwithstanding any other provision of the Plan, the Committee, in its sole and absolute discretion, may grant Limited Stock Appreciation Rights entitling Option Holders to receive, in connection with a Change in Control, a cash payment in cancellation of all of their Options that are outstanding on the date the Change in Control occurs (whether or not such Options are then presently exercisable), which payment shall be equal to the number of shares covered by the cancelled Options multiplied by the excess over the exercise price of the Options of the higher of the (i) Fair Market Value of a share of Common Stock on the date of the Change in Control or (ii) the highest per share price paid for the shares of Common Stock in connection with the Change in Control (with the value of any non-cash consideration paid in connection with the Change in Control to be determined by the Committee in its sole and absolute discretion). For purposes of this Section 10:01 as well as the other provisions of this Plan, once an Option or portion of an Option has terminated, lapsed or expired, or has been abandoned, in accordance with the provisions of the Plan, the Option (or the portion of the Option) that has terminated, lapsed or expired, or has been abandoned, shall cease to be outstanding. Limited Stock Appreciation Rights shall not be exercisable at the discretion of the Option Holder but shall automatically be exercised upon a Change in Control.

10:02

A “Change in Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (i) or (iv) of this Section 10:02) whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or (iv) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation or entity, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after the merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets.

10:03

Limited Stock Appreciation Rights shall be non-transferable and non-assignable, except that Limited Stock Appreciation Rights shall automatically be transferred and assigned in tandem with a transfer of the related Options in accordance with Section 6:05 of the Plan.

ARTICLE 11:00

Amendments and Discontinuance of the Plan

11:01

The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in Section 5:03 of the Plan, no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any valid Option, Stock Appreciation Right, or Limited Stock Appreciation Right previously granted pursuant to the Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Options or Stock Appreciation Rights granted pursuant to the Plan, (iii) decrease the price determined pursuant to the provisions of Section 6:02 of the Plan or increase the amount of cash or shares of Common Stock that a Stock Appreciation Right Holder is entitled to receive upon exercise of a Stock Appreciation Right, (iv) change the class of employee to whom Options or Stock Appreciation Rights may be granted pursuant to the Plan, (v) provide for Options or Stock Appreciation Rights exercisable more than 10 years after the date granted or (vi) increase the number of Options or Stock Appreciation Rights that may be granted to an employee in any calendar year under Section 4:03 of the Plan. If an amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, then to the extent required by applicable law or deemed necessary or advisable by the Committee or the Board of Directors, the amendment shall be subject to stockholder approval.

ARTICLE 12:00

Plan Subject to Governmental Laws and Regulations

12:01

The Plan and the grant and exercise of Options, Stock Appreciation Rights, and Limited Stock Appreciation Rights pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

ARTICLE 13:00

Duration of the Plan

13:01	No Option or Stock Appreciation Right shall be granted pursuant to the Plan after the close of business on April 29, 2013.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting of Stockholders

April 29, 2003

The Black & Decker Corporation

701 East Joppa Road

Towson, Maryland 21286

HAVE YOU MOVED?

The Black & Decker Corporation

Mail Stop TW266

701 East Joppa Road

Towson, Maryland 21286

Please change my address on the books of The Black & Decker Corporation.

Name of Owner:                                                                                              Account #:

(Print name exactly as it appears on stock certificate)

From (Old Address):

(Please Print)

To (New Address):

                                         Street Address                                                 City or Town                State            Zip Code

Date:                    Signature:

Owner should sign name exactly as it appears on stock certificate.

If this form is signed by a representative, evidence of authority should be supplied.

THE BLACK & DECKER CORPORATION 701 East Joppa Road, Towson, Maryland 21286 This Proxy Is Solicited on Behalf of the Board of Directors
P R O X Y

The undersigned hereby appoints Nolan D. Archibald and Anthony Luiso, and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of common stock of Black & Decker that the undersigned could vote if present at the 2003 Annual Meeting of Stockholders to be held April 29, 2003, and any adjournments of the meeting. The undersigned further gives the Proxies authority to vote according to their best judgment on any other matters properly coming before the meeting.

Election of Directors.    Nominees:

01. N.D. Archibald, 02. N.R. Augustine, 03. B.L. Bowles, 04. M.A. Burns, 05. Kim B. Clark, 06. M.A. Fernandez, 07. B.H. Griswold, IV, 08. A. Luiso.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors’ recommendations. Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE

Δ FOLD AND DETACH HERE Δ

☒		Please mark your votes as in this example.

This proxy card when properly executed will be voted in the manner directed herein. If no direction is given, this Proxy will be voted FOR all of the Board of Directors’ nominees, FOR items 2 and 3 and AGAINST items 4 and 5.

The Board of Directors recommends a vote FOR the nominees and FOR items 2 and 3.								The Board of Directors recommends a vote AGAINST items 4 and 5.

	1. Election of Directors (see reverse)	FOR ☐	WITHHELD ☐	2. Ratification of Ernst & Young LLP as the Independent Auditor	FOR ☐	AGAINST ☐	ABSTAIN ☐	4. Shareholder Proposal #1	FOR ☐	AGAINST ☐	ABSTAIN ☐

Vote FOR all nominees, except				3. Approval of The Black & Decker 2003 Stock Option Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐	5. Shareholder Proposal #2	FOR ☐	AGAINST ☐	ABSTAIN ☐

SIGNATURE(S): DATE:

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing and sign as required by the authority they hold.

Δ  FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL  Δ

Dear Shareholder:

Black & Decker encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically over the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.	To vote over the Internet:

•	Log on to the Internet and go to the Web site http://www.eproxyvote.com/bdk. Internet voting will be available until 12:01 A.M. on April 29, 2003.

2.	To vote by telephone:

•	On a touch-tone telephone, call toll-free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, seven days a week. Telephone voting will be available until 12:01 A.M. on April 29, 2003.

•	Non-U.S. stockholders should call 1-201-536-8073.

Your electronic vote authorizes the named Proxies in the same manner as if you marked, signed, dated and returned the proxy card. (If you vote your shares electronically, do not mail back your proxy card.)

Your vote is important. Thank you for voting.

You can also choose to receive future annual meeting materials electronically by going to the Web site http://www.econsent.com/bdk.